                                                                   EXHIBIT 10.12




                                   LEASE AGREEMENT
                                    by and between

                                   CFP ASSOCIATES,
                               A KENTUCKY PARTNERSHIP,

                                     as LANDLORD

                                         and

                             CUSTOM FOOD PRODUCTS, INC.,
                              A CALIFORNIA CORPORATION,

                                      as TENANT


                           Premises:  Owingsville, Kentucky






                           Dated as of:  September 30, 1994

                                  TABLE OF CONTENTS

PAGE

       Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  1.   Demise of Premises . . . . . . . . . . . . . . . . . . . . . .     1
  2.   Certain Definitions. . . . . . . . . . . . . . . . . . . . . .     1
  3.   Title and Condition. . . . . . . . . . . . . . . . . . . . . .     12
  4.   Use of Leased Premises; Quiet Enjoyment. . . . . . . . . . . .     14
  5.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
  6.   Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . . .     16
  7.   Additional Rent. . . . . . . . . . . . . . . . . . . . . . . .     16
  8.   Net Lease; Non-Terminability . . . . . . . . . . . . . . . . .     19
  9.   Payment of Impositions . . . . . . . . . . . . . . . . . . . .     20
  10.  Compliance with Laws and Easement Agreements;
       Environmental Matters. . . . . . . . . . . . . . . . . . . . .     21
  11.  Liens; Recording . . . . . . . . . . . . . . . . . . . . . . .     23
  12.  Maintenance and Repair . . . . . . . . . . . . . . . . . . . .     24
  13.  Alterations and Improvements . . . . . . . . . . . . . . . . .     25
  14.  Permitted Contests . . . . . . . . . . . . . . . . . . . . . .     27
  15.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .     28
  16.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .     29
  17.  Casualty and Condemnation. . . . . . . . . . . . . . . . . . .     32
  18.  Termination Events . . . . . . . . . . . . . . . . . . . . . .     34
  19.  Restoration; Reduction of Rent . . . . . . . . . . . . . . . .     36
  20.  Procedures Upon Purchase . . . . . . . . . . . . . . . . . . .     38
  21.  Assignment and Subletting; Prohibition
       against Leasehold Financing. . . . . . . . . . . . . . . . . .     39
  22.  Events of Default. . . . . . . . . . . . . . . . . . . . . . .     42
  23.  Remedies and Damages Upon Default. . . . . . . . . . . . . . .     44
  24.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
  25.  Estoppel Certificate . . . . . . . . . . . . . . . . . . . . .     49
  26.  Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . .     49
  27.  No Merger of Title . . . . . . . . . . . . . . . . . . . . . .     49
  28.  Books and Records. . . . . . . . . . . . . . . . . . . . . . .     50
  29.  Determination of Value . . . . . . . . . . . . . . . . . . . .     51
  30.  Non-Recourse as to Landlord. . . . . . . . . . . . . . . . . .     52
  31.  Financing. . . . . . . . . . . . . . . . . . . . . . . . . . .     53
  32.  Subordination. . . . . . . . . . . . . . . . . . . . . . . . .     53
  33.  Tax Treatment; Reporting . . . . . . . . . . . . . . . . . . .     54
  34.  Option to Purchase . . . . . . . . . . . . . . . . . . . . . .     54
  35.  Obligation to Purchase . . . . . . . . . . . . . . . . . . . .     55
  36.  Financing Major Alterations. . . . . . . . . . . . . . . . . .     55
  37.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .     56

          Exhibit "A"   - Legal Description of Land
          Exhibit "B"   - Description of Building Systems Equipment
          Exhibit "C"   - Schedule of Permitted Encumbrances
          Exhibit "D"   - Basic Rent Schedule
          Exhibit "E"   - Tenant Estoppel Certificate

          LEASE AGREEMENT, made as of this 30th day of September, 1994, between CFP ASSOCIATES, a Kentucky partnership ("LANDLORD"), with an address c/o W. P. Carey & Co., Inc., 620 Fifth Avenue, New York, New York 10020, and CUSTOM FOOD PRODUCTS, INC., a California corporation ("TENANT") with an address at 1117 West Olympic Boulevard, Montebello, California 90640.

          In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

          1. DEMISE OF PREMISES. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, all right, title and interest of Landlord in and to the following described property (collectively, the "LEASED PREMISES"):
(a) the premises described in EXHIBIT "A" hereto, together with the Appurtenances (collectively, the "LAND"); (b) the buildings, structures and other improvements hereinafter constructed on the Land (collectively, the "STRUCTURES"); and (c) the Building Systems Equipment (as defined in Paragraph
2).

          2. CERTAIN DEFINITIONS.

               "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

               "Adjoining Property" shall mean all appurtenant sidewalks, driveways, curbs, gores and vault spaces which are located on and adjoining the Land and which Tenant is entitled to use and responsible to repair.

               "Affiliate" with respect to Tenant shall mean any other Person controlling, controlled by or under common control with Tenant and "control" shall mean the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

               "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) right to use any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

               "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

               "Basic Rent" shall mean Basic Rent as defined in Paragraph 6 and determined in accordance with EXHIBIT "D" hereto.

               "Basic Rent Commencement Date" shall mean the first day of the first month following the date hereof.

               "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

               "Building Systems Equipment" shall mean the Building Systems Equipment described on EXHIBIT "B" that are installed or located in or on the Structures on the date hereof and paid for by Landlord and that includes two (2) built-in steam ovens (Enviro-Pac 8-Truck Smoke House ovens bearing serial numbers 89B-5467-035 and 89B-5467-036). Building Systems Equipment shall include Alterations to the Building Systems Equipment whether paid for by Landlord or, if required by the terms of this Lease, Tenant.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated to close in the States of Connecticut, Kentucky or New York.

               "Casualty" shall mean any loss of or damage to any property included within the Leased Premises except Tenant's personal property or to any property in which Landlord has an ownership interest.

               "Competitor" shall mean any Person competing with Tenant in the meat processing business and whose primary business is to engage in the meat processing industry.

               "Condemnation" shall mean a Taking and/or a Requisition.

               "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

               "Construction Agency Agreement" shall mean that certain Construction Agency Agreement of even date among Landlord, as owner, Tenant, as agent for Landlord in connection with the construction of the Improvements and guaranteed by Corporate Property Associates 11 Incorporated, a Maryland corporation.

               "Construction Contracts" shall mean those certain Construction Contracts described in the Construction Agency Agreement and any other contracts between Tenant, as construction manager for Landlord, and Contractors, pursuant to which the Improvements will be constructed.

               "Contractors" shall mean those contractors who are parties to the Construction Contracts.

               "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

               "CPI" shall mean the CPI as defined in EXHIBIT "D".

               "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

               "Default Termination Amount" shall mean the Default Termination Amount as defined in Paragraph 23(a)(i).

               "Direct Costs" shall mean Direct Costs as defined in Section 1.01 of the Construction Agency Agreement.

               "Early Termination Amount" shall mean the sum of (a) one hundred ten percent (110%) of Landlord's Share of Project Costs and (b) any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Early Termination Amount.

               "Early Termination Date" shall mean Early Termination Date as defined in Paragraph 18.

               "Early Termination Event" shall mean an Early Termination Event as defined in Paragraph 18.

               "Early Termination Notice" shall mean Early Termination Notice as defined in Paragraph 18(a).

               "Easement Agreements" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises. Neither party hereto shall negotiate or execute any Easement Agreement without the prior written approval of the other party hereto, which prior approval shall not be unreasonably withheld and shall be deemed given if no response is received by the requesting party within fifteen (15) days following receipt of such request. If Tenant or Landlord negotiates and the other party approves any Easement Agreements, such Easement Agreements shall be deemed to be included as Easement Agreements to which this Lease applies. Neither Tenant nor Landlord shall be bound by any Easement Agreements unless Landlord and Tenant expressly agree in writing to be bound thereby. If either Landlord or Tenant do not so agree to be bound by any Easement Agreements (the "EXCLUDED EASEMENT AGREEMENTS"), the Excluded Easement Agreements shall not be included as Easement Agreements or Permitted Encumbrances. Easement Agreements are Permitted Encumbrances.

               "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

               "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

               "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

               "Expansion" shall mean the Expansion as defined in Paragraph 13(a).

               "Expansion Improvements" shall mean the Expansion

Improvements as defined in Paragraph 13(a).

               "Expansion Parcel" shall mean the Expansion Parcel as defined in Paragraph 13(a).

               "Fair Market Value" with respect to the Leased Premises shall mean the higher of (a) the fair market value of the Leased Premises as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

               "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

               "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

               "Final Completion Date" shall mean Final Completion Date as defined in Section 1.01 of the Construction Agency Agreement.

               "Force Majeure" shall mean Force Majeure as defined in Paragraph 1.01 of the Construction Agency Agreement.

               "Funding Deadline" shall mean the earliest to occur of (a) thirty
(30) days following the Occupancy Date, (b) the day on which Landlord has disbursed the full amount of Landlord's Share of Project Costs and (c) June 30, 1995, subject to Force Majeure.

               "GAAP" shall mean generally accepted accounting principles consistently applied.

               "Guarantor" shall mean Holdings.

               "Guaranty" shall mean that certain Guaranty and Suretyship Agreement of even date from Guarantor to Landlord.

               "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law; provided, however, that notwithstanding anything in this sentence or this Lease to the contrary, Tenant shall not be deemed to be engaged in a Hazardous Activity if the subject activity, process, procedure or undertaking is done or performed in accordance with applicable Law and/or governmental permit.

               "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

               "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

               "Holdings" shall mean CFP Holdings, Inc., a Delaware corporation.

               "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

               "Improvements" shall mean the Structures as defined in Paragraph 1 and Building Systems Equipment (as defined above).

               "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

               "Indirect Costs" shall mean Indirect Costs as defined in Section
1.01 of the Construction Agency Agreement.

               "Initial Lender" shall mean Greyrock Capital Group Inc., as
Agent.

               "Initial Loan" shall mean the $2,200,000 loan from Initial Lender to Landlord.

               "Initial Loan Funding Date" shall mean the date on which the Initial Lender funds the Initial Loan.

               "Initial Term" shall mean Initial Term as defined in Paragraph 5.

               "Initial Term Commencement Date" shall mean Initial Term Commencement Date as defined in Paragraph 5(a).

               "Initial Term Expiration Date" shall mean Initial Term Expiration Date as defined in Paragraph 5(a).

               "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

               "Land" shall mean the Land as defined in Paragraph 1 and described in EXHIBIT "A".

               "Landlord's Cash Contribution" shall mean $2,200,000.

               "Landlord's Maximum Contribution" shall mean $4,200,000.

               "Landlord's Share of Project Costs" shall mean the lesser of (i) the Project Costs or (ii) the amount actually advanced by or on behalf of Landlord for Direct Costs and Indirect Costs, but in no event more than Landlord's Maximum Contribution.

               "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

               "Lease" shall mean this Lease Agreement.

               "Lease Year" shall mean each successive twelve (12) calendar month period during the Term except that the first Lease Year shall commence on the Primary Term Commencement Date and shall end at midnight on the last day of the twelfth (12th) full calendar month hereafter.

               "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

               "Legal Requirements" shall mean all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

               "Lender" shall mean (a) Initial Lender, its successors and assigns, and (b) any other person (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

               "Loan" shall mean the Initial Loan and any other loan made by one or more Lenders to Landlord, which Initial Loan or other loan is secured by a Mortgage and an Assignment and evidenced by a Note. For purposes of this Lease, "Loan" shall not include the Tenant Loan.

               "Monetary Event of Default" shall mean a failure by Tenant to pay Rent or any other Monetary Obligation within the cure period, if any, as provided in this Lease.

               "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee pursuant to the provisions of this Lease.

               "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a) (to the extent payable to Landlord, Tenant or Lender), as the case may be, less any expenses incurred by Tenant, Landlord and Lender in collecting such award or proceeds.

               "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "Occupancy Date" shall mean the date on which all of the following events have occurred: (i) the Improvements have been substantially completed in accordance with the Plans, as certified to by the Architect (as defined in the Construction Agency Agreement), (ii) the Architect has provided to Landlord a list of "punch list" items together with the cost of, and schedule for, completion of such items, and (iii) all permanent permits and licenses required for the occupancy of the Improvements have been obtained, but in no event later than June 30, 1995, as the same may be extended by Force Majeure.

               "Offer" shall mean Offer as defined in Paragraph 8(d).

               "Offer Rejection" shall mean Offer Rejection as defined in Paragraph 10(h).

               "Partial Casualty" shall mean any Casualty which does not constitute an Early Termination Event.

               "Partial Condemnation" shall mean any Condemnation which does not constitute an Early Termination Event.

               "Payment Date" shall mean the Payment Date as defined in Paragraph 23(a)(i).

               "Permitted Encumbrances" shall mean the existing state of title to the Leased Premises, including those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment and other than the Tenant Mortgage, listed on EXHIBIT "C" hereto. It is agreed that such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable.

               "Person" shall mean an individual, partnership, association, corporation or other entity.

               "Plans" shall mean the plans and specifications prepared and to be prepared by Suhar & Associates for the construction of the Improvements. A list of the existing Plans is attached to the Construction Agency Agreement. Any amendments, modifications or additions to the Plans shall be approved as provided in the Construction Agency Agreement.

               "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage as the result of the occurrence of an Early Termination Event or an Event of Default, and which may be (in lieu of such prepayment premium or prepayment penalty) a "make whole" clause requiring a prepayment premium in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to a prepayment.

               "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) eight percent (8%) per annum. As used herein, "Present Value" shall apply only to the calculations set forth in Paragraph 23.

               "Primary Term" shall mean Primary Term as defined in Paragraph 5.

               "Primary Term Commencement Date" shall mean Primary Term Commencement Date as defined in Paragraph 5.

               "Primary Term Expiration Date" shall mean Primary Term Expiration Date as defined in Paragraph 5.

               "Prime Rate" shall mean the annual interest rate as published, from time to time, in the WALL STREET JOURNAL as the "Prime Rate" in its column entitled "Money Rates". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event the WALL STREET JOURNAL ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "DISCOUNT RATE") on ninety-one (91) day bills ("TREASURY BILLS") issued from time to time by the United States Treasury at is most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

               "Project Cost" shall mean the sum of all Direct Costs and Indirect Costs incurred or to be incurred for the acquisition of the Land and the acquisition, construction and/or installation of the Improvements.

               "Relevant Amount" shall mean the Early Termination Amount, or the Default Termination Amount or the Option Purchase Price, as the case may be.

               "Relevant Date" shall mean (a) the date on which Tenant exercises its option to purchase the Leased Premises pursuant to Paragraph 34, (b) the date which is six (6) months prior to the expiration of the Term for purposes of determining the purchase price under Paragraph 35 hereof and (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c).

               "Remaining Obligations" shall mean Remaining Obligations as defined in Paragraph 18(c).

               "Remaining Sum" shall mean Remaining Sum as defined in Paragraph 19(c).

               "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

               "Rent" shall mean, collectively, Basic Rent and Additional Rent.

               "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

               "Retention Date" shall mean the later of the date on which the amount of the Remaining Sum is finally determined or the date on which Landlord's right to the Remaining Sum is finally determined.

               "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

               "State" shall mean the State of Kentucky.

               "Structures" shall mean the Structures as defined in Paragraph 1.

               "subject to adjustment" following any amount stated as a specific number in this Lease, shall mean that such number is deemed to be increased on the first day of each Lease Year commencing with the second Lease Year by an amount determined by multiplying the number by a fraction, the numerator of which is the difference between the CPI for the month prior to the first day of such Lease Year and the CPI occurring one (1) year earlier and the denominator of which shall be the CPI occurring one (1) year earlier and adding the product of such multiplication to such number.

               "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

               "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

               "Tenant Loan" shall mean the non-recourse loan in the maximum amount of $200,000 from Tenant to Landlord that is secured by the Tenant Mortgage.

               "Tenant Mortgage" shall mean the non-recourse second priority mortgage and security agreement from Landlord to Tenant that secures the Tenant Loan.

               "Term" shall mean the Primary Term and the Initial Term, plus any exercised Renewal Terms.

               "Third Party Purchaser" shall mean Third Party Purchaser as defined in Paragraph 21(f).

               "Warrant Agreement" shall mean that certain Warrant Agreement of even date between Landlord and Tenant.

          3. TITLE AND CONDITION.

          (a) The Leased Premises are demised and let subject to (i) the Mortgage and Assignment presently in effect, (ii) the Tenant Mortgage, (iii) the rights of any Persons in possession of the Leased Premises, (iv) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (v) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (vi) all Legal Requirements, including any existing violation of any thereof, and (vii) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

          (b) LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO,
(v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER

LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

          (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant represents and warrants to Landlord that (i) Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) on the Final Completion Date the Improvements will substantially conform to all Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained,
(iv) as of the Final Completion Date all contractors and subcontractors who have performed work on or supplied materials to the Improvements will have been fully paid unless Landlord or Tenant is contesting any such payment in accordance with Paragraph 14 hereof, and all materials and supplies have been fully paid for,
(v) as of the Final Completion Date the Improvements will have been fully completed in a workmanlike manner of first class quality, and (vi) as of the Final Completion Date all Equipment necessary or appropriate for the use or operation of the Improvements will have been installed and will be fully operative in all material respects.

          (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

          (e) Pursuant to the Construction Agency Agreement, and so long as Landlord is not in default of its obligations under the Construction Agency Agreement, Tenant will cause the Improvements to be constructed with funds to be provided by or on behalf of Landlord, all as more particularly described in the Construction Agency Agreement. The Improvements will be owned by Landlord and are included within the Leased Premises. Tenant acknowledges that the Improvements have not yet been constructed and that, pursuant to the Construction Agency Agreement, Tenant has the responsibility for causing the Improvements to be completed in accordance with the terms of the Construction Agency Agreement. Landlord acknowledges that, to the extent and subject to the terms and conditions specified in the Construction Agency Agreement, it is obligated to and shall provide funds for the construction of the Improvements. Landlord will not make any representations or warranties with respect to the Improvements. Tenant further acknowledges that, upon occurrence of an Event of Default, Landlord may terminate the Construction Agency Agreement, and in addition to all other remedies of Landlord under this Lease, Landlord shall have the right but not the obligation to complete construction of the Improvements in accordance with the Plans. If Landlord so completes construction of the Improvements, Tenant will not be excused from paying all Rent due pursuant to the terms of this Lease, and, whether or not Landlord completes the Improvements, Landlord shall have the right to exercise any or all of its remedies hereunder following an Event of Default. All acknowledgments of Tenant regarding the Leased Premises contained in Paragraph 3(b) shall be deemed to have been made again as of the Final Completion Date.

          (f) Tenant, at its sole cost and expense, shall promptly and diligently enforce any third party warranties, guaranties and indemnities from contractors, materialmen and manufacturers with respect to the construction and installation of the Improvements, including any rights and remedies existing under contract or pursuant to the Uniform Commercial Code.

          (g) In the event Landlord fails to provide funds for construction and installation of the Improvements in accordance with and subject to the terms of the Construction Agency Agreement, Tenant shall have the right to pursue any rights and remedies available to it at law or in equity, but shall have no right of offset hereunder.

          4.   USE OF LEASED PREMISES; QUIET ENJOYMENT.

          (a) Tenant may occupy and use the Leased Premises for food processing, cold storage, blast freezing, packaging, distribution, warehousing and related office uses and for no other purpose. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might be reasonably expected to (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) cause structural injury to any of the Improvements or (iv) constitute a public or private nuisance or waste.

          (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

          5.   TERM.

          (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for a primary term (the "PRIMARY TERM") commencing on the date hereof (the "PRIMARY TERM COMMENCEMENT DATE") and ending on the last day of the calendar month in which the Funding Deadline occurs (the "PRIMARY TERM EXPIRATION DATE") and for an initial term (the "INITIAL TERM") commencing on the first day following the Primary Term Expiration Date (the "INITIAL TERM COMMENCEMENT DATE") and ending on the last day of the three hundredth (300th) calendar month next following the date on which the Initial Term commences (the "INITIAL TERM EXPIRATION DATE"). Promptly following the Initial Term Commencement Date, Landlord and Tenant shall execute an Addendum to this Lease setting forth the Initial Term Commencement Date and the Initial Term Expiration Date. If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term until all said sums shall have been fully paid.

          (b) Provided that if, on or prior to the Initial Term Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Initial Term Expiration Date and on the fifth (5th) and tenth (10th) anniversaries of the Initial Term Expiration Date (the Initial Term Expiration Date and each such anniversary being a "RENEWAL DATE"), the Term shall be deemed to have been automatically extended for an additional period of five (5) years (each such five (5) year period, a "RENEWAL TERM"), unless Tenant shall notify Landlord in writing at least four hundred twenty five (425) days prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

          (c) If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

          6. BASIC RENT. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with EXHIBIT "D" hereto ("BASIC RENT"). Basic Rent shall begin accruing on the Primary Term Commencement Date. Commencing on the Basic Rent Commencement Date and continuing on the first day of each month thereafter to and including the month following the month in which the Initial Loan Funding Date occurs, Basic Rent shall be payable monthly in arrears. Commencing on the first day of the first month following the Initial Loan Funding Date and continuing on the first day of each month thereafter for the balance of the Term, Basic Rent shall be payable monthly in advance (each such monthly day being a "BASIC RENT PAYMENT DATE"). Each such rental payment shall be made to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give

Landlord notice of each such payment concurrent with the making thereof), and in Federal Funds. Tenant shall receive as a credit against monthly installments of Basic Rent (a) amounts, if any, paid to Landlord from the proceeds of the Business Income-Interruption Insurance described in Paragraph 16(v) hereof, and
(b) so long as no Event of Default exists and remains continuing, monthly interest received by Landlord on that portion of the principal balance of the Initial Loan which has been advanced to Landlord by the Initial Lender but not further advanced by Landlord to Tenant pursuant to the Construction Agency Agreement (the "UNADVANCED PROCEEDS"). Landlord hereby agrees to invest such Unadvanced Proceeds as directed by Tenant, unless otherwise directed by the Initial Lender.

          7.   ADDITIONAL RENT.

          (a) Subject to any specific provisions of this Lease to the contrary, Tenant shall pay and discharge, as additional rent (collectively, "ADDITIONAL RENT"):

               (i) except as otherwise specifically provided herein, all costs and expenses of Tenant, Landlord and Lender which are incurred in connection or associated with:

                    (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises,

                    (B) the performance of any of Tenant's obligations under this Lease,

                    (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease,

                    (D) any Condemnation proceedings,

                    (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises,

                    (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord (except and to the extent, in the case of litigation commenced by Landlord, a court of competent jurisdiction rules, pursuant to a final, non-appealable order, that Landlord has wrongfully sued the defendant in such litigation),

                    (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease,

                    (H) any amendment to or modification or termination of this Lease made at the request of Tenant,

                    (I) Costs of Landlord's counsel actually incurred in connection with the preparation, negotiation and execution of this Lease, and Costs of Initial Lender's counsel actually incurred in connection with the preparation, negotiation and execution of the Initial Loan documentation and review of and comment on related documentation, or actually incurred in connection with any act undertaken by Landlord (or its counsel) or Lender (or its counsel) at the request of Tenant, or actually incurred in connection with any act of Landlord (or Lender) performed on behalf of Tenant, if Tenant fails to perform such act after notice from Landlord (or Lender) that Tenant is required to perform such act pursuant to the terms of this Lease, and

                    (J) any other items specifically required to be paid by Tenant under this Lease, which costs and expenses shall include, without limitation, all Costs, judgments, settlement amounts, Impositions, insurance premiums, appraisal fees, the cost of performing and reporting all Site Assessments to the extent provided in Paragraph 10(c) (unless and to the extent the Site Assessment reveals an Environmental Violation which is conclusively demonstrated, in the reasonable judgment of the Site Reviewers, to be the direct result of Landlord entering upon the Leased Premises and performing activities thereon), the cost of curing any Environmental Violation (unless and to the extent Landlord enters upon the Leased Premises and performs activities which are conclusively demonstrated, in the reasonably judgment of the Site Reviewers, to be the sole and direct cause of such Environmental Violation), and the cost of complying with all Legal Requirements, fines, penalties and interest;

             (ii) after the date all or any portion of any installment of Basic Rent is due and not paid, an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof ("LATE CHARGE"), provided, however, that with respect to the first two late payments of all or any portion of any installment of Basic Rent in any consecutive twelve (12) month period the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days following the due date thereof;

            (iii) a sum equal to any additional sums (including any late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

             (iv) interest at the rate (the "DEFAULT RATE") equal to the lower of (A) the maximum rate permitted by Law and (B) of twelve and one-half percent (12.5%) per annum on the following sums until paid in full: (1) all overdue installments of Basic Rent from the respective due dates thereof, (2) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, beginning five (5) Business Days after notice of payment thereof by Landlord, and (3) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue;

              (v) provided, that in no event shall amounts payable under Paragraphs 7(a)(ii), (iii) and (iv) above exceed the maximum rate permitted by applicable Law.

          (b) Subject to any specific provisions of this Lease to the contrary, Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within ten (10) days after Landlord's written demand for payment thereof, and (ii) any other Additional Rent, within fifteen (15) days following Landlord's written demand for payment thereof. At the time Landlord makes written demand for payment, Landlord shall furnish to Tenant reasonably detailed invoices or statements for all items of Additional Rent paid by Landlord or Lender.

          (c) Notwithstanding anything in this Paragraph 7 to the contrary, Tenant shall not be responsible for paying any costs of Landlord and/or any Lender incurred with respect to any sale, transfer, or financing of the Leased Premises by Landlord unless Tenant purchases the Leased Premises from Landlord pursuant to any provision of this Lease which requires Tenant to pay such costs.

          8.   NET LEASE; NON-TERMINABILITY.

          (a) This Lease is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise expressly provided in this Lease (collectively, a "SET-OFF").

          (b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation,
(iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement, (vii) any latent or other defect in any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Building Systems Equipment, (ix) any violation of Paragraph 4(b) or any other provision of this Lease by Landlord, (x) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord so long as such proceeding does not terminate Tenant's right to possession of the Leased Premises pursuant to the provisions of this Lease,
(xi) the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (xii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, (xiii) any interference with Tenant's use of the Leased Premises,
(xiv) market or economic changes or (xv) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

          (c) Except as may be specifically provided herein to the contrary, the obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Bankruptcy Code).

          (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or
(ii) to any Set-Off of any Monetary Obligations.

          9.   PAYMENT OF IMPOSITIONS.

          (a) Subject to the provisions of Paragraph 14 hereof, Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) any of the Leased Premises, (iii) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (iv) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (iv)) Landlord has agreed to pay (collectively, the "IMPOSITIONS"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person, (D) installments of principal and/or interest payable by Landlord on any Loan, or (E) property management fees payable by Landlord. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof,
(2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

          (b) At any time (i) that a Lender so requires or (ii) following the occurrence and during the continuation of a Monetary Event of Default, Landlord shall have the right to require Tenant to pay to Landlord an additional monthly sum (each an "ESCROW PAYMENT") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due; PROVIDED, that should any subsequent Monetary Event of Default occur, Landlord shall have the right to require Tenant to pay to Landlord Escrow Payments in accordance with the terms of this Paragraph 9(b) for the remainder of the Term. As used herein, "ESCROW CHARGES" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Escrow Charges and of each Escrow Payment. If the Escrow Payments are held by Lender, the Escrow Payments may be commingled with other funds of Lender. If the Escrow Payments are held by Landlord, the Escrow Payments shall not be commingled with other funds of Landlord, shall be invested and interest thereon shall accrue to the benefit of Tenant. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

          10.  COMPLIANCE WITH LAWS AND EASEMENT AGREEMENTS; ENVIRONMENTAL
MATTERS.

          (a) Tenant shall, at its expense, comply with and conform to, in all material respects, and cause any other Person occupying any part of the Leased Premises to comply with and conform to, in all material respects, all Insurance Requirements and Legal Requirements (including all applicable Environmental
Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation.

          (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. If and to the extent necessary to enable Tenant to comply with its obligations set forth in the preceding sentence, Landlord shall grant Tenant a license to enforce Landlord's rights under any such Easement Agreement. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord.

          (c) Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("SITE REVIEWERS") to visit the Leased Premises and perform, as agents of Tenant, environmental site investigations and assessments ("SITE ASSESSMENTS") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Landlord shall not have the right to conduct a Site Assessment more than one time every three years during the Term except that such limitation shall not apply to any Site Assessment conducted in connection with a financing, refinancing or sale of the Leased Premises or if Landlord has reasonable cause to believe that an Environmental Violation exists in violation of Law or if Landlord is required to conduct a Site Assessment by any governmental agency or in order to monitor an existing Environmental Violation. Provided that no Monetary Event of Default shall have occurred and be continuing, Tenant shall have the right to consent to the selection of the Site Reviewers, which consent not be unreasonably withheld or delayed. If a Monetary Event of Default exists, Tenant shall not have any right to consent to the selection of the Site Reviewers so long as the Site Reviewers shall be a nationally recognized firm of licensed engineers.

          (d) If an Environmental Violation occurs or is found to exist and, in the reasonable judgment of the Site Reviewer, the cost of remediation of the same is likely to exceed $100,000, Tenant shall provide to Landlord, within thirty (30) days after Landlord's written request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

          (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

          (f) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

          (g) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall require the other Person thereto to comply with all Environmental Laws with respect to its use and occupancy of the Leased Premises.

          (h) Upon the occurrence of an Environmental Violation whose remediation costs are estimated by the Site Reviewers to exceed $500,000, Tenant shall have the right (but not the obligation) to make an Offer to purchase the Leased Premises for a purchase price equal to the Early Termination Amount, which Offer must be given, if at all, no later than thirty (30) days following receipt by Landlord and Tenant of the Site Reviewer's estimate of remediation costs. If a rejection (an "OFFER REJECTION") shall be given by Landlord, which Offer Rejection shall contain the written consent of Lender, within thirty (30) days following receipt of such offer, this Lease shall remain in full force and effect in accordance with its terms, and Tenant shall promptly commence remediation of the Environmental Violation. Unless Tenant shall have received an Offer Rejection on or before the thirtieth (30th) day following receipt of the Offer, Landlord shall be conclusively presumed to have rejected the Offer. If the Offer is accepted by Landlord, then Tenant shall have no obligation to provide the financial assurances pursuant to Paragraph 10(d) and on the first Basic Rent Payment Date which occurs at least sixty (60) days following receipt of the Offer, Tenant shall pay to Landlord the Early Termination Amount and all Remaining Obligations and Landlord shall convey the Leased Premises to Tenant in accordance with the provisions of Paragraph 20.

          11.  LIENS; RECORDING.

          (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Tenant Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

          (b) Landlord and Tenant shall execute, deliver and record, file or register (collectively, "RECORD") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

          12.  MAINTENANCE AND REPAIR.

          (a) Except for ordinary wear and tear, Tenant shall at all times maintain the Leased Premises and the Adjoining Property in as good repair and appearance as they are in on the Final Completion Date and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Building Systems Equipment, in as good mechanical condition as it was on the later of the Final Completion Date or the date of its installation, except for ordinary wear and tear. Tenant shall take such other action or actions as may be necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

          (b)  If any Improvement, now or hereafter constructed, shall
(i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either
(A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

          13.  ALTERATIONS AND IMPROVEMENTS.

          (a) In addition to Alterations required by Paragraph 12 and 17, Tenant shall have the right without having obtained the prior written consent of Landlord and Lender, to (i) make any Alterations or series of related Alterations to the Structures for a cost of not more than Five Hundred Thousand Dollars ($500,000) in any one instance, or (ii) install Building Systems Equipment, in the Structures or accessions to the Building Systems Equipment, the cost of which as to such Building Systems Equipment or series of related Building Systems Equipment does not exceed Five Hundred Thousand Dollars ($500,000), subject to adjustment.

          In connection with the construction of improvements (the "EXPANSION IMPROVEMENTS") on real property owned or to be owned by Tenant and immediately adjacent to and contiguous with the Land (the "EXPANSION PARCEL"), Tenant shall have the right to integrate the Expansion Improvements, for the duration of the Term only, with the Improvements (such actions being referred to herein as the "EXPANSION"); provided, that (a) any Expansion Improvements shall be used for purposes consistent with the uses permitted in Paragraph 4 of this Lease, and shall be located entirely on the Expansion Parcel, (b) the Expansion, the Expansion Parcel, the Expansion Improvements and the Leased Premises, both before and after giving effect to the Expansion, shall comply with all necessary zoning, setback, building, subdivision and other Legal Requirements, and Tenant shall obtain all variances necessary therefor, including any variance necessary to permit the Improvements and the Expansion Improvements to be constructed so as to abut the property line common to the Land and the Expansion Parcel,
(c) prior to the Expansion, reciprocal easement agreements for pedestrian and vehicular access, utilities, parking, party walls, lateral and subjacent support, maintenance and shared systems and such other matters as may be deemed necessary or advisable by Landlord or Lender, must be executed, delivered and recorded by Landlord, Tenant and any party having an ownership or equitable interest in the Land and the Expansion Parcel, (d) Tenant shall submit all plans and specifications relating to the Expansion to Landlord and Lender, and Landlord and Lender shall have approved such plans and specifications which approval shall not be unreasonably withheld and shall be deemed given if no response is received by Tenant within thirty (30) days following receipt by Landlord and Lender of said plans and specifications, (e) the Expansion must be constructed in such a way that upon expiration of the Term, the Improvements and any Expansion Improvements may be separated into two, separately functioning and independent buildings, Tenant hereby agreeing that Paragraph 26 of this Lease shall be construed to require Tenant to restore the Improvements to be a separately functioning and independent building, in the same condition it was in prior to the Expansion, without any legal or functional reliance on the Expansion Parcel or any Expansion Improvements or any building systems installed therein, (f) during the course of constructing the Expansion, Tenant shall have obtained and paid for such insurance, from such carriers, and in such amounts as Landlord and Lender shall require in their sole discretion, (g) Tenant shall obtain such endorsements to Landlord's and Lender's policies of title insurance and such additional title insurance coverages as Landlord or Lender may require in their sole discretion, (h) an amendment to this Lease shall be executed and delivered by the parties hereto, which amendment shall, inter alia, add to the Leased Premises any reciprocal easements agreements created pursuant to clause
(b) above and which shall address such other matters as Landlord shall reasonably require to reflect the construction of the Expansion, and (i) Tenant shall bear all costs and expenses related to the Expansion, such costs and expenses to include, but not be limited to, attorney's fees and costs of Landlord's and Lender's counsel, the cost of executing and delivering all necessary amendments to this Lease, the Construction Agency Agreement, any memorandum of this Lease and other related documentation, obtaining and documenting the consent of Guarantor to the Expansion, title policy endorsements and recording fees, and otherwise complying with the provisions of this Paragraph 13(a).

          The consent of Landlord and Lender shall be required (A) if a Monetary Event of Default exists, or (B) if the Alterations (or a series of related Alterations) exceeds Five Hundred Thousand Dollars ($500,000), or (C) if Tenant desires to remove and not upgrade or replace during the Term any Improvements, or (D) if Tenant desires to construct upon the Land any additional Improvements; provided that, with respect to (D) and (E) above, such consent shall not be unreasonably withheld and shall be deemed given if no response is received by Tenant within thirty (30) days following receipt by Landlord and Lender of such request.

          (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "WORK"), whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements,
(iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Building Systems Equipment because of additions or changes to the Structures (as opposed to repairs or replacements of Building Systems Equipment or parts thereto as part of an on-going maintenance program) all Building Systems Equipment shall have a value and useful life equal to the greater of (A) the value and useful life on the Final Completion Date of the Building Systems Equipment being replaced or (B) the value and useful life of the Building Systems Equipment being replaced immediately prior to the occurrence of the event which required its replacement, (vi) if any such Work involves the replacement of Building Systems Equipment parts thereof in connection with an on-going maintenance program, reconditioned equipment and parts may be used and upon completion the Building Systems Equipment need not have a value and useful life greater than the value and useful life of the Building Systems Equipment or parts being replaced immediately prior to the occurrence of the event which requires its replacement, (vii) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (viii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (ix) all such Work shall be subject to this Lease, and (x) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 19(a), whether or not such Work involves restoration of the Leased Premises.

          (c) If, after the Final Completion Date, Tenant makes any Alterations to existing equipment that are not Alterations to the Structures or Building Systems Equipment, Tenant shall retain title to such Alterations and to such equipment ("TENANT ALTERATIONS") and shall have the right to remove the same upon the expiration or earlier termination of this Lease, provided that (1) such removal will not cause material damage to the Leased Premises, and (2) Tenant promptly repairs any damage caused by such removal. Title to any Alterations which are not

Tenant Alterations shall vest in Landlord, and Tenant shall not be entitled to remove the same upon the expiration or earlier termination of this Lease.

          14.  PERMITTED CONTESTS.

          (a) Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 11 or 13,
(d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) or (e) pay contractors and subcontractors who have performed work on or supplied materials to the Improvements or pay for materials and supplies (such non-compliance with the terms hereof being hereinafter referred to collectively as "PERMITTED VIOLATIONS"), so long as at the time of such contest no Monetary Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested,
(ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied, (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation or (vii) the attachment of any mechanics' or materialman's lien to all or any portion of the Leased Premises or the Rent payable hereunder.

          (b) Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

          (c) Notwithstanding the foregoing, no provision of this Lease shall allow the Tenant to continue any contest or other activity which shall subject Landlord to the risk of any civil or criminal liability.

          15.  INDEMNIFICATION.

          (a) Tenant shall pay, protect, indemnify, save and hold harmless Landlord, Lender and all other Persons described in clauses (i), (ii), (iii) and the parenthetical clause in clause (iv) of Paragraph 30 (each an "INDEMNITEE") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs, causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises or Adjoining Property, (ii) any casualty in any manner arising from the Leased Premises or Adjoining Property, whether or not Landlord has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. The foregoing indemnity shall not apply to losses to the extent that they are caused by the gross negligence or willful misconduct of the Indemnified Party requesting the benefit of this Paragraph 15.

          (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, such Indemnitee shall promptly notify Tenant in writing of any such action or proceeding. If an Indemnitee fails to give Tenant prompt notice of any such claim and Tenant is prejudiced as a result of Indemnitee's delay, Tenant shall not be obligated to indemnify such Indemnitee to the extent Tenant is thereby prejudiced. Upon receipt of notice from any Indemnitee, Tenant shall, subject to the preceding sentence, resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. Any Indemnitee may retain separate counsel to represent Indemnitee, but only at such Indemnitee's sole cost and expense.

          (c) The obligations of Tenant under this Paragraph 15 shall survive any termination or expiration of this Lease.

          16.  INSURANCE.

          (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

               (i) Insurance against physical loss or damage to the Improvements as provided under a standard "All Risk" property policy including but not limited to flood (if the Leased Premises is in a flood zone) and earthquake coverage in amounts not less than the actual replacement cost of the Improvements and Equipment. Such policies shall contain replacement cost and agreed amount endorsements and shall contain deductibles not more than $10,000.00 per occurrence.

             (ii) Commercial General Liability Insurance against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate including but not limited to Incidental Medical Malpractice, Host Liquor Liability, Non-Owned and Hired Automobile Liability and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

            (iii) Worker's Compensation Insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Worker's Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

             (iv) Comprehensive Boiler and Machinery Insurance on any of the Building Systems Equipment or any other equipment on or in the Leased Premises including but not limited to Service Interruption, Expediting Expenses, Ammonia Contamination, Hazardous Clean-Up and Comprehensive Object Definition, in an amount not less than $5,000,000 for damage to property, bodily injury or death resulting from such covered perils as found in a standard Comprehensive Boiler & Machinery Policy. Such policies may contain a deductible not in excess of $10,000.

               (v) Business Income/Interruption Insurance to include Loss of Rents on an Actual Loss Sustained basis with a period of indemnity not less than one year from the time of loss. Such insurance shall name Landlord and Lender as "loss payee" solely with respect to Rent payable to or for the benefit of Landlord under this Lease.

             (vi) During construction of the Improvements and during any period in which substantial Alterations at the Leased Premises are being undertaken, (A) Builder's Risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements, and
(B) General Liability, Worker's Compensation and Automobile Liability Insurance with respect to the Improvements being constructed, altered or repaired.

            (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties located in the Louisville, Kentucky area and similar in type of building size and use to the Leased Premises.

          (b) The insurance required by Paragraph 16(a) shall be written by companies which have a Best's rating of A:X or above and are admitted in, and approved to write insurance policies by, the State Insurance Department for the State. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof and (ii) shall (except for the worker's compensation insurance referred to in Paragraph 16(a)(iii) hereof) name Landlord, Tenant and Lender as insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn or become void, for any reason, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

          (c) Subject to the provisions of Paragraph 19, all proceeds of any insurance required under clauses (i), (ii) (except proceeds payable to a Person other than Tenant, Landlord or Lender), (iv) and (v) of Paragraph 16(a) shall be payable to Landlord or, if required by the Mortgage, to Lender. Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Tenant shall receive a credit against installments of Basic Rent to the extent proceeds of insurance described in Paragraph (a)(v) are paid to Landlord. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

          (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty
(30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord certificates evidencing such insurance or, if requested by Landlord, all original policies or certified copies thereof.

          (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by this Paragraph 16 will be available notwithstanding any losses with respect to other property covered by such blanket policies. The amount of the total insurance allocated to the Leased Premises, which amount shall be not less than the amounts required pursuant to this Paragraph 16, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

          (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

          (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies therefor.

          (h) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

          17.  CASUALTY AND CONDEMNATION.

          (a) Subject to Paragraph 17(b) and the immediately following sentence, Landlord and/or Lender shall be entitled to adjust, collect and compromise insurance claims which relate to any Casualty involving property damage to the Leased Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to adjust, collect and compromise all insurance claims which relate to: (i) the Business Income/Interruption Insurance provided for in Paragraph 16(a)(v), subject, however, to Landlord's rights to Rent; (ii) any furniture, fixtures or equipment owned by Tenant; and (iii) any other insurance claim not involving property damage to the Leased Premises.

          (b) If any Casualty in excess of Twenty-five Thousand Dollars ($25,000) occurs, Tenant shall give Landlord and Lender immediate notice thereof. Provided that no Monetary Event of Default has occurred and is continuing, Tenant shall be entitled to adjust, collect and compromise any Net Award that is less than Twenty-five Thousand Dollars ($25,000), subject to adjustment, without any notice to or consent of Landlord or Lender and shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty that is reasonably estimated by Landlord and Lender to be Twenty-five Thousand Dollars ($25,000), subject to adjustment, or more. Tenant agrees to sign, upon the request of Landlord or Lender, all such proofs of loss, receipts, vouchers and releases. If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims equal to or in excess of Twenty-five Thousand Dollars ($25,000), subject to adjustment, and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim equal to or in excess of Twenty-five Thousand Dollars ($25,000), subject to adjustment, shall be subject to the prior written approval of Landlord and Lender, and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies of Twenty-five Thousand Dollars ($25,000), subject to adjustment, or more, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly. Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft for payments to be made to Landlord and/or Lender. Any payment of a Net Award of less than Twenty-five Thousand Dollars ($25,000), subject to adjustment, shall be paid directly to Tenant by the insurance company.

          (c) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. If Landlord receives a Condemnation Notice, Landlord shall give Tenant and Lender prompt notice thereof. Except as specifically provided in the following sentence, Landlord and Lender are authorized to collect, settle and compromise, in their discretion (and, if no Monetary Event of Default exists, upon notice to Tenant), the amount of any Net Award. Provided that no Monetary Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender. Subject to the provisions of this Paragraph 17(c), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's personal property, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's leasehold interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder.

          (d) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraph 17(d) and 19(c). Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such event. Upon the receipt by Landlord of the entire Net Award of such Partial Casualty or Partial Condemnation, Landlord shall make such Net Award available to Tenant for restoration in accordance with and subject to the provisions of Paragraph 19(a). If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

          (e) In the event of a Requisition of any of the Leased Premises the Net Award payable by reason of such Requisition shall, at the election of Landlord, either be (i) retained by Landlord and credited against installments of Basic Rent for the period of such Requisition as the same shall become due and payable or (ii) paid to Tenant on a monthly basis in an amount equal to the installment of Basic Rent then due and payable until such Net Award has been applied in full or until the Term has expired, whichever first occurs. Any portion of such Net Award which is allocable to any period after the expiration of the Term shall be retained by Landlord.

          18.  TERMINATION EVENTS.

          (a) If (i) the Leased Premises shall be taken in its entirety by a Taking or (ii) any substantial portion of the Leased Premises shall be taken by a Taking or all or any substantial portion of the Improvements shall be damaged or destroyed by a Casualty and, in the case of (ii) above, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Leased Premises (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "EARLY TERMINATION EVENT"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice of the Tenant's option to terminate this Lease (an "EARLY TERMINATION NOTICE") in the form described in Paragraph 18(b).

          (b)  An Early Termination Notice shall contain

(i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date (the "EARLY TERMINATION DATE") which occurs at least forty-five
(45) days after receipt by Landlord of the Early Termination Notice, (ii) a binding and irrevocable offer of Tenant to pay the Early Termination Amount and
(iii) if the Early Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.

          (c) If Landlord shall reject such offer to terminate this Lease by written notice to Tenant (a "REJECTION"), which Rejection shall contain the written consent of Lender, not later than thirty (30) days following the date on which Landlord receives the Early Termination Notice from Tenant, then this Lease shall terminate on the Early Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "REMAINING OBLIGATIONS") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Early Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Early Termination Event, then the date on which this Lease is to terminate automatically shall be extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

          (d) Unless Tenant shall have received a Rejection not later than the forty-fifth (45th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall (i) convey to Tenant the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant its entire interest in and to the Net Award, all in accordance with Paragraph 20.

          19.  RESTORATION; REDUCTION OF RENT.

          (a) The Net Award shall, promptly upon receipt, be made available by Landlord for the restoration of the Leased Premises, and, if the Net Award is less than Two Hundred Thousand Dollars ($200,000), subject to adjustment, and at the date of payment no Monetary Event of Default exists, the Net Award shall be paid directly to Tenant in which event Tenant shall comply with the provisions of Paragraph 13(b) and Paragraph 19(a)(iii) in connection with such restoration. If the Net Award is Two Hundred Thousand Dollars ($200,000), subject to adjustment, or more such Net Award in a fund (the "RESTORATION FUND") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

               (i) prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, such approval not to be unreasonably withheld or delayed, it being understood that if Landlord has not indicated to Tenant, within sixty (60) days of the submission of such items to Landlord for approval, whether such items have been approved or disapproved, Landlord shall be deemed to have disapproved such items;

             (ii) at the time of any disbursement, no Event of Default shall exist and, subject to Tenant's right to contest pursuant to Paragraph 14 hereof no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

            (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims, and (E) an endorsement to Landlord's and Lender's title insurance policies insuring against any liens arising from the restoration;

             (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

               (v) Landlord may retain ten percent (10%) of the restoration fund until the restoration is fully completed;

             (vi) the Restoration Fund shall be held in a separate account and invested in any of the following investments and for such maturities as Landlord and Tenant shall agree: obligations of the United States, its agencies, or United States Government sponsored enterprises or obligations, the principal of and interest on which are guaranteed by the United States or its agencies or obligations of a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia, which investment shall be graded in the highest of three (3) major grades as determined by at least one (1) national rating service, or banker's acceptances, commercial accounts, certificates of deposit, or depository receipts issued by a bank, trust company, savings and loan association, savings bank, credit union or other financial institution whose deposits are, as appropriate, insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration or any successor entity, which investment shall be rated at the time of purchase within the two (2) highest classifications established by at least one (1) national rating service, and which matures within one hundred eighty (180) days; and

            (vii) such other reasonable and customary conditions as Landlord or Lender may impose.

          (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

          (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum (the "REMAINING SUM") shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender. If the Remaining Sum is (i) retained by Landlord, Tenant shall receive a monthly credit against Basic Rent until the amount of the Remaining Sum is credited in full, or (ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount as payments are reduced under any Note if the Loan corresponding to such
Note is reamortized to reflect such payment, in each case until such Remaining Sum has been applied in full or until the Term has expired, whichever occurs first. Upon the expiration of the Term, any portion of the Remaining Sum which has not been so applied shall be retained by Landlord.

          20.  PROCEDURES UPON PURCHASE.

          (a) If the Leased Premises are purchased by Tenant pursuant to any provision of this Lease, Landlord shall convey such title thereto as was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

          (b) Upon the date fixed for any such purchase of the Leased Premises pursuant to any provision of this Lease (any such date the "PURCHASE DATE"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed, which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease, such as bills of sale, assignments of warranties and guaranties relating to the Building Systems Equipment, and the like, and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations; and further provided, that if any event has occurred which, in Landlord's reasonable judgment, is likely to subject any Indemnitee to any liability which Tenant is required to indemnify against pursuant to Paragraph 15, then an amount shall be deducted from the Net Award which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations.

          (c) Unless solely and directly caused by the gross negligence or willful misconduct of Landlord, if the completion of such purchase shall be delayed after (i) the Early Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

          (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

          21.  ASSIGNMENT AND SUBLETTING; PROHIBITION AGAINST LEASEHOLD
FINANCING.

          (a) Except as provided in this Paragraph 21(a), Tenant may not assign this Lease, whether by operation of law or otherwise, at any time to any other Person without the prior written consent of Landlord and Lender, which consent, in the event of an assignment, shall not be unreasonably withheld. In determining whether to withhold its consent, Landlord shall have the right to consider the following criteria as they relate to the proposed assignee, and Landlord and Lender shall be deemed to have acted in good faith in granting or withholding consent if they consider such criteria:

               (i)  its credit history;

             (ii) its capital structure, net worth and unsecured senior debt rating;

            (iii)   its management and real estate management record;

             (iv)   its operating history;

               (v)  its intended use of the Leased Premises; and

             (vi) other factors associated with the proposed assignee's business as it relates to the use of the Leased Premises, including potential environmental concerns and liabilities;

provided, that if Landlord and Lender have not indicated to Tenant, within thirty (30) days following the date on which Landlord and Lender receive all information necessary for Landlord and Lender to analyze the factors set forth in clauses (i) through (vii) above, whether such proposed assignee is acceptable to Landlord and Lender, Landlord and Lender shall be deemed to have disapproved such proposed assignee.

          If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. No assignment made as permitted by this Paragraph 21 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment had been made. No assignment shall impose any additional obligations on Landlord under this Lease.

          (b) Tenant shall have the right, upon thirty (30) days' prior written notice to Landlord and Lender to sublet up to, but not in excess of fifty percent (50%) of the leasable space in the Leased Premises. No additional subletting shall be permitted without the prior written consent of Landlord, which consent may be withheld by Landlord for any or no reason, it being understood that Landlord shall be deemed to have disapproved any proposed additional subletting if Landlord has not indicated to Tenant whether such proposed additional subletting is approved or not within fifteen (15) days of Tenant's written request for such approval. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No sublease made as permitted by this

Paragraph 21 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment had been made. No sublease shall impose any additional obligations on Landlord under this Lease.

          (c) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease consented to by Landlord, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

          (d) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases hereinafter entered into for any or all of the Leased Premises (the "SUBLEASES"), any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any Sublease of any of the Leased Premises; provided, however, that following the occurrence of any Event of Default Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. If Landlord collects such rents and sums of money, Tenant shall receive a credit against installments of Basic Rent or against damages (as the case may be) an amount equal to any basic rent collected by Landlord under the Subleases, less reasonable Costs incurred by Landlord in connection with collecting from defaulting tenants or subtenants which are not paid or reimbursed by such tenants. Tenant shall not consent to, cause or allow any extension of the terms of any of the Subleases beyond the Term then in effect, or, as to Subleases requiring Landlord approval, any reduction in the rentals payable thereunder, without the prior written approval of Landlord, which consent shall not be unreasonably withheld. In addition, Tenant shall not accept any rents more than thirty (30) days in advance of the accrual thereof (other than security deposits and first month's rent), permit anything to be done, the doing of which, or omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the Subleases.

          (e) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void. Nothing provided in Paragraph 21(e) shall be deemed to prohibit or limit financing by Tenant of equipment used in the operation of Tenant's business at the Leased Premises, and, so long as no Event of Default has occurred and is continuing, Landlord shall provide to lenders for such equipment waivers in form and substance reasonably acceptable to Landlord waiving Landlord's lien rights in and to such equipment.

          (f) Subject to Tenant's rights under Paragraph 35 and the prohibition set forth in the following sentence, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "THIRD PARTY PURCHASER"). During the Term and provided no Event of Default exists Landlord shall not sell the Leased Premises to a Competitor without having first received the prior written consent of Tenant which consent shall be deemed given if Tenant has elected to terminate the Lease under Paragraph 5(b) hereof. In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

          22.  EVENTS OF DEFAULT.

          (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(c)) shall, at the sole option of Landlord, constitute an "EVENT OF DEFAULT" under this
Lease:

               (i) a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

             (ii) subject to the provisions of Paragraph 14, a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

            (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

             (iv) a default beyond any applicable cure period by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $2,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment or
(y) if the effect of such default is to cause the holder of such obligation to accelerate such obligation prior to its stated maturity or if by the terms of such instrument, such obligation automatically becomes due prior to its stated maturity;

               (v) a default by Tenant beyond any applicable cure period in the payment of rent or any other Monetary Obligation under any other leases with rental obligations over the terms thereof of $1,000,000 or more in the aggregate, if the effect of such default is to cause such rental to become due prior to its due date;

             (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged or unbonded for a period of ninety (90) consecutive days;

            (vii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

           (viii) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

             (ix) the Leased Premises shall have been vacated for one hundred twenty (120) days or abandoned or Tenant shall fail to occupy the Leased Premises for normal business operations within sixty (60) days after the Occupancy Date;

               (x) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

             (xi) except and to the extent the same is being contested pursuant to Paragraph 14 hereof, the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

            (xii) a failure by Tenant to perform or observe, or a violation or breach of, any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation or breach gives rise to a default beyond any applicable cure period with respect to any Loan;

           (xiii) a failure by Tenant to maintain in effect any other license or permit necessary for the use, occupancy or operation of the Leased Premises;

            (xiv) an Event of Default (as defined in the Construction Agency Agreement) shall exist under the Construction Agency Agreement beyond any applicable cure period; or

             (xv) an Event of Default (as defined in the Guaranty) shall exist under the Guaranty beyond any applicable cure period or Tenant shall fail to perform its obligations under the Warrant Agreement beyond any applicable cure period.

          (b) No notice or cure period shall be required in any one or more of the following events:

               (i) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below) (iv), (v), (vi), (vii), (viii), (ix), (x),
(xi), (xii) or (xiv) of Paragraph 22(a);

             (ii) the default consists of a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or

            (iii) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord.

          (c) If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than once within any Lease Year. If the default consists of a default under clause (ii) or clause (xiii) of Paragraph 22(a) other than the events specified in clauses (ii) and (iii) of Paragraph 22(b) above, the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed one hundred twenty (120) days), provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured. If the default consists of a default under clause (iii) of Paragraph 22(a) the applicable cure period shall be fifteen (15) days from the date which is the earlier of the date on which Tenant is aware of the misrepresentation or breach of warranty or the date on which Tenant receives notice of such misrepresentation or breach from Landlord.

          23.  REMEDIES AND DAMAGES UPON DEFAULT.

          (a) (i) If at any time after the first day of the third Lease Year the breach of a Financial Covenant or a Change in Control (as such terms are defined in the Guaranty) shall have occurred (either such event a "COVENANT DEFAULT"), Tenant shall have the right, within thirty (30) days following the existence of a Covenant Default, to make an irrevocable offer to terminate this Lease by paying to Landlord simultaneously with such offer an amount (the "DEFAULT TERMINATION AMOUNT") equal to one hundred ten percent (110%) of the sum of Landlord's Share of Project Costs and the applicable Prepayment Premium, less the then outstanding principal amount of any Loan then encumbering the Leased Premises, but only if and to the extent Tenant assumes and becomes liable for, to the exclusion of Landlord, payment and performance of all obligations arising under or in connection with such Loan. In no event shall this right be construed as granting to Tenant any cure period or additional cure period with respect to any Event of Default, and Tenant's sole right with respect to the Covenant Default in question shall be to make an irrevocable offer to terminate this Lease by paying the Default Termination Amount. Within fifteen (15) days after receipt of such offer and the Default Termination Amount, Landlord shall accept or reject such offer, and if such offer is rejected the Landlord shall return the Default Termination Amount in the rejection notice. Any rejection by Landlord of such offer shall be deemed to be a cure of such Covenant Breach. In no event shall Tenant have any rights under this Paragraph 23(a) if the Covenant Breach occurs prior to the first day of the third Lease Year.

             (ii) Should Tenant pay the Default Termination Amount to Landlord, Landlord agrees that (x) it shall forbear from exercising its remedies set forth in Paragraph 23(b) and Paragraph 23(c), (y) this Lease shall terminate and Tenant shall have no further obligations hereunder, except for Surviving Obligations, and (z) if requested by Tenant, Landlord shall convey all of its right, title and interest in the Leased Premises to Tenant or its designee in accordance with Paragraph 20. If Tenant fails to make such offer and include the Default Termination Amount therein or if such payment is required to be returned or paid to Tenant, to Tenant's estate, or to any court, trustee, representative or administrator of Tenant's estate, Landlord shall not be in any way precluded from exercising its rights and remedies set forth in the following Paragraph 23(b) and Paragraph 23(c).

          (b) If a Covenant Breach shall have occurred and Tenant shall fail to make the offer and pay the Default Termination Amount within the period specified in Paragraph 23(a) above, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise any or all of the remedies set forth below and to collect damages from Tenant in accordance with this Paragraph 23, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

               (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Paragraph 23(c)(i) or 23(c)(ii).

             (ii)   After repossession of the Leased Premises pursuant to clause
(i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(c)(ii).

            (iii) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, and (B) Tenant shall have no option to extend or renew the Term.

          (c) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(b)(i) or 23(b)(ii):

               (i) If Landlord exercises its remedy under Paragraph 23(b)(i) but not its remedy under Paragraph 23(b)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses attorneys' fees, employees' expenses, costs of Alterations up to a maximum of $250,000 and expenses and preparation for reletting.

             (ii) If Landlord exercises its remedy under Paragraph 23(b)(i) or its remedies under Paragraph 23(b)(i) and 23(b)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(c)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

          (d) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

          (e) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

          (f) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

          (g) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, TENANT WAIVES ANY RIGHT TO A TRIAL BY JURY.

          (h) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

          (i) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

          (j) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

          (k) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

          24. NOTICES. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or by telecopy (with a hard copy to follow by Federal Express or other reliable 24-hour delivery service) or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated in the first paragraph of this Lease. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

          25. ESTOPPEL CERTIFICATE. Landlord or Tenant, as the case may be, shall, at any time upon not less than ten (10) days' prior written request by the other party, deliver to the other party a statement ("TENANT ESTOPPEL CERTIFICATE") in writing, executed by the president or a vice president of Landlord or Tenant, as the case may be, certifying that:

          (a) Except as otherwise specified, this Lease is unmodified and in full force and effect;

          (b) The Basic Rent, Additional Rent and all other Monetary Obligations have been paid to the dates stated in such certificate;

          (c) The certifying party has not filed a voluntary or involuntary bankruptcy petition;

          (d) To the knowledge of the signer, based on reasonable inquiry and except as may otherwise be specified, no default by either Landlord or Tenant exists under this Lease;

          (e) Landlord or Tenant, as the case may be, has performed all of its obligations under the Lease with respect to the construction of the Improvements;

          (f) The other matters specified in the form of Tenant Estoppel Certificate attached hereto as EXHIBIT "E" are true and correct, such certification to be made by Tenant only.

          26. SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this

Lease, and except for ordinary wear and tear.  Upon such surrender, Tenant shall
(a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

          27. NO MERGER OF TITLE. There shall be no merger of the leasehold estate created by this Lease with the leasehold estate or the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein, and (b) fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

          28. BOOKS AND RECORDS. Tenant shall furnish Landlord with the following:

          (a) As soon as available and in any event within sixty (60) days after the end of each quarterly accounting period in each fiscal year of Tenant (with the exception of the last quarter), Tenant shall furnish copies of a consolidated balance sheet of Holdings and its consolidated Affiliates as of the last day of such quarterly accounting period, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Holdings and its consolidated Affiliates for such quarterly accounting period and for the elapsed portion of the current fiscal year ended with the last day of such quarterly accounting period. All such statements shall be prepared in accordance with GAAP (except that interim quarterly financials are not required to include notes) certified as complete and correct in all material respects by the chief financial officer of Holdings (subject to year-end audit adjustments).

          (b)  As soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of Holdings, Tenant shall furnish copies of a consolidated balance sheet of Holdings and its consolidated Affiliates as of the end of such fiscal year, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Holdings and its consolidated Affiliates for such fiscal year. All such statements shall be in reasonable detail and with appropriate notes, if any, and shall be prepared in accordance with GAAP and state in comparative form the corresponding figures as of the end of and for the previous fiscal year, and shall be accompanied by an opinion or report thereon, in scope and substance satisfactory to Landlord, by Holdings' nationally recognized independent certified public accountants.

          (c) Upon the request of Landlord, Tenant shall furnish copies of all regular and periodic reports or filings which Holdings or Tenant of either of them shall make or be required to file with the Securities and Exchange Commission or any other federal or state regulatory agency or with any municipal or other local body, and such other public, non-proprietary information relating to the business, affairs and financial condition of Tenant as Landlord may from time to time reasonably request.

          (d) Upon reasonable advance notice to Tenant, Landlord and Lender shall have the right to periodically visit the Leased Premises to meet with officers of Tenant for the purpose of discussing the operating history of the Leased Premises and the general condition of Tenant's business. At no time shall Tenant be obligated to disclose to Landlord, Lender or any third party any confidential or proprietary information about Tenant or Tenant's business. The scope and nature of the information to be so provided by Tenant to Landlord and/or Lender shall be limited to that which would be customarily provided to investment analysts employed by investment banking firms.

          29.  DETERMINATION OF VALUE.

          (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

               (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "APPLICABLE INITIAL DATE") (A) on which (1) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Leased Premises pursuant to Paragraph 18, or (2) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), (B) Tenant exercises its option to purchase the Leased Premises pursuant to Paragraph 35 hereof, or (C) which is six (6) months prior to the expiration date of the Term. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

             (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty
(50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days thereafter, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on an appraisal made by each of them as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive.

            (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value, which determination as to the selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

             (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in Louisville, Kentucky. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment. Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (pursuant to Paragraph 29(a)(iii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

               (v) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease,
(C) utilize the definition of Fair Market Value hereinabove set forth above, and
(D) be registered in the State if the State provides for or requires such registration. The Cost of the procedure described in this Paragraph 29(a) above shall be borne entirely by Tenant.

          (b) If, by virtue of any delay, Fair Market Value of the Leased Premises is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

          (c) In determining Fair Market Value of the Leased Premises as defined in clause (b) of the definition of Fair Market Value of the Leased Premises, the appraisers shall add (a) the present value of the Rent for the then-remaining Term (with assumed increases in the CPI (as defined in Exhibit D) to be determined by the appraisers) and (b) the present value of the Leased Premises as of the end of such Term. The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that Tenant has not violated (and will not violate) any Covenants. In no event shall the formula for, or amount of, the Early Termination Amount be considered in determining Fair Market Value.

          30.  NON-RECOURSE AS TO LANDLORD.

          (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, general partner, shareholder, limited partner, employee or agent of Landlord, or any general partner of Landlord, or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord, or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any other Person (including Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co. Inc., and any Person affiliated with any of the foregoing), or any director, officer, employee, agent or successor of any thereof.

          (b) Nothing in this Paragraph 30 shall be construed as waiving or limiting any equitable remedies which Tenant may have against Landlord and/or any of the foregoing Persons by reason of any breach of this Lease by Landlord and/or such Persons.

          31. FINANCING. If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes to or modifications of this Lease; provided no such changes or modifications shall increase Tenant's obligations under this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to acknowledge that the rights of Landlord hereunder have been assigned by Landlord to such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease; provided, however, that in no event shall Tenant be obligated to provide any Lender with any confidential or proprietary information about Tenant or its business. Such subordination, non-disturbance and attornment agreement shall be in form and substance reasonably satisfactory to Tenant and may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord.

          32. SUBORDINATION. Subject to the provisions of Paragraph 31, this Lease and Tenant's interest hereunder shall be subordinate to the Tenant Mortgage and to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that the holder of any such Mortgage or other security instrument (other than the

Tenant Mortgage) enters into a subordination, non-disturbance and attornment agreement with and reasonably satisfactory to Tenant which recognizes this Lease and all Tenant's rights hereunder unless and until (i) an Event of Default exists or (ii) Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

          33. TAX TREATMENT; REPORTING; INTENTION OF PARTIES. Landlord and Tenant each acknowledge that it is the intention of each of them that this transaction be a true lease transaction and not a financing transaction, notwithstanding any formula for the amount to be paid to Landlord if a rejectable offer is made by Tenant in accordance with the terms of this Lease and each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under
Section 167 or 168 of the Internal Revenue Code of 1986 (the "CODE") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

          34.  OPTION TO PURCHASE.

          (a) Landlord does hereby give and grant to Tenant the option to purchase the Leased Premises (i) for a purchase price (the "PURCHASE PRICE") equal to the greater of (A) the Fair Market Value of the Leased Premises and (B) the sum of the Landlord's Share of Project Costs and any applicable Prepayment Premium and (ii) on any date (the "OPTION PURCHASE DATE") during the eleventh
(11th) Lease Year which is mutually agreeable to Landlord and Tenant, but in any event not sooner than thirty (30) days after the Fair Market Value Date. If Tenant intends to exercise such option, Tenant shall give written notice to Landlord to such effect not later than six (6) months prior to the first day of the eleventh (11th) Lease Year. Promptly upon receipt of such notice by Landlord, the parties shall commence to determine Fair Market Value.

          (b) If Tenant shall exercise the foregoing option to purchase the Leased Premises, on the later to occur of (i) the Option Purchase Date or
(ii) the date when Tenant has paid the Purchase Price and has satisfied all other Monetary Obligations, Landlord shall convey the Leased Premises to Tenant in accordance with Paragraph 20 hereof; provided, that if an Event of Default has occurred and is continuing on the Option Purchase Date, Landlord, at its sole option, may terminate Tenant's option to purchase hereunder. If this Lease shall terminate for any reason prior to the date originally fixed herein for the expiration of the Term, or if Tenant shall fail to give the aforesaid notice of intention to purchase, time being of the essence, the option provided in this Paragraph 35 and any exercise thereof by Tenant shall cease and terminate and shall be null and void.

          35. OBLIGATION TO PURCHASE. On the expiration date of the Term (or if such date is not a Business Day, then on the first Business Day immediately preceding such expiration date) (the "PURCHASE DATE") Tenant shall have an obligation to purchase the Leased Premises for an amount equal to the positive difference, if any, between the Fair Market Value of the Leased Premises and the sum of the original principal amount of the Initial Loan and the Tenant Loan, and six (6) months prior to such expiration date Landlord and Tenant shall determine the Fair Market Value of the Leased Premises in accordance with the terms of Paragraph 29 hereof. On the Purchase Date Landlord shall convey the Leased Premises to Tenant in accordance with Paragraph 20 hereof.

          36.  FINANCING MAJOR ALTERATIONS.

          (a) Should Tenant, during the Term of this Lease, desire to make Alterations to any of the Leased Premises which are not readily removable without causing material damage to the Leased Premises, and which will cost in excess of $500,000 ("MAJOR ALTERATIONS"), Tenant may, prior to the commencement of construction of such Major Alterations, request Landlord to reimburse the costs thereof to Landlord (the "ALTERATION COST") to Tenant, TO WIT: cost of labor and materials, financing fees, legal fees, survey, title insurance and other normal and customary loan or construction costs.

          (b) Should Landlord agree to reimburse such Alteration Cost, Landlord and Tenant shall enter into good faith negotiations regarding the execution and delivery of a written agreement of modification of this Lease, which agreement shall provide for the following:

               (i) payment by Landlord to Tenant of the Alteration Cost within one hundred twenty (120) days of the date of Landlord's agreement to pay the Alteration Cost, or in installment payments as agreed, or on the date of completion of the Major Alterations, whichever shall be later;

             (ii) an increase in the annual Basic Rent payable during the Amortization Period (as hereinafter defined) to an amount sufficient to amortize the Alteration Cost and the unpaid principal balance of the Note ("TOTAL FINANCING") over a period (the "AMORTIZATION PERIOD") which shall be the shorter of (A) twenty-five (25) years or (B) the remainder of the then current Term and, if Tenant so elects, any additional extension periods provided for herein (so long as Tenant shall confirm any such extension periods included in the Amortization Period by a written waiver of its right to give notice of its intention not to renew this Lease prior to the expiration of such extension periods), at such rate of interest and upon such other terms as shall be agreed upon between Landlord and Tenant, but which shall be no less favorable than the prevailing interest rate and terms for first unsecured loans in a principal amount equal to the Total Financings for borrowers with credit ratings equivalent to that Tenant's at that time;

            (iii) provide a rate of return to Landlord on Landlord's equity investment in the Leased Premises equal to that enjoyed by Landlord hereunder immediately prior to such proposed increase in Basic Rent; and

             (iv) such other changes and amendments to this Lease as may be necessary and appropriate in view of such payment of the Alteration Cost by Landlord to Tenant.

Tenant shall pay all Costs incurred by Landlord in connection with any such modification to this Lease and such financing, including closing costs, brokerage fees, taxes, recording charges and legal fees and expenses.

          (c) If Landlord and Tenant do not reach agreement on Tenant's request to have Landlord finance the Alteration Costs, Tenant shall, subject to the provisions of Paragraph 13 of this Lease, have the right to construct the Major Alterations at Tenant's sole cost and expense. In such event the Major Alterations shall be Tenant's property unless such Major Alterations are Alterations to the Leased Premises in which case the Major Alterations shall be the property of Landlord. The construction of any Major Alterations shall be performed in accordance with the provisions of Paragraph 13 hereof.

          (d) Nothing contained in this Paragraph 36 shall be construed to modify Paragraph 13 hereof, and the provisions of Paragraph 12 and Paragraph 13 shall apply to all Major Alterations made or constructed hereunder, including the requirement for Landlord's consent to Alterations.

          37. MISCELLANEOUS.

          (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

          (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Building Systems Equipment" shall mean "the Building Systems Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

          (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Except as otherwise specifically provided herein, Landlord shall have the right, at its sole option, to withhold or delay its consent whenever such consent is required under this Lease for any reason or no reason. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

          (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

          (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

          (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

          (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

          (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

          (j) Landlord agrees that so long as no Event of Default has occurred and remains continuing, Landlord shall execute and deliver such Landlord lien waivers as may be reasonably satisfactory to Landlord, in connection with the financing of any personal property to be owned by Tenant, located at the Leased Premises and used in connection with the operation of the Tenant's business at the Leased Premises.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                   LANDLORD:

                                   CFP ASSOCIATES, a Kentucky
                                   partnership

                                   By:  CFP (MD) QRS 11-30, Inc.,
                                        a Maryland corporation,
                                        general partner


                                        By:
                                            -------------------------
                                                Senior Vice President




                                   By:  CFP (MD) QRS 11-33, Inc.,
                                        a Maryland corporation,
                                        general partner


                                        By:
                                            -------------------------
                                                Senior Vice President




                                   TENANT:

                                   CUSTOM FOOD PRODUCTS, INC.,
                                   a California corporation


                                   By:
                                       -------------------------
                                       Chief Financial Officer

                                                                       EXHIBIT A



                                       PREMISES

                                                                       EXHIBIT B



                              BUILDING SYSTEMS EQUIPMENT


All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

                                                                       EXHIBIT C


                                PERMITTED ENCUMBRANCES

     1. Special assessments and special taxes, if any, not yet due and payable.

     2. Taxes and assessments for 1995 which are a lien, but are not yet due and payable.

                                                                       EXHIBIT D

                                 BASIC RENT SCHEDULE

          1.   BASIC RENT PRIOR TO THE REFINANCING DATE.

               A. Basic Rent shall begin accruing on the Primary Term Commencement Date. Commencing on the Basic Rent Commencement Date and to and including the first day of the first calendar month following the earlier to occur (the "REFINANCING DATE") of (i) the refinancing of the Initial Loan or
(ii) the last day of the fifth (5th) Lease Year, Basic Rent shall be payable monthly in arrears on each Basic Rent Payment Date in an amount equal to the sum of (a) 0.0125 multiplied by the weighted average amount advanced by Landlord from its own funds for Landlord's Share of Project Costs based on the number of days each advance is outstanding prior to such Basic Rent Payment Date; (b) the amount of interest and/or interest and principal payable by Landlord on the Initial Loan for such month; and (c) the amount of interest and/or interest and principal payable by Landlord on the Tenant Loan for such month ("TENANT VARIABLE RENT"); provided that from and after the date (the "TENANT LOAN REFINANCING DATE") on which all or any part of the Tenant Loan is refinanced, the Tenant Variable Rent shall be an amount equal to one-twelfth (1/12th) of the amount of principal and interest that Landlord would be required to pay in a twelve-month period on a hypothetical loan in a principal amount equal to the outstanding principal balance of the Tenant Loan as of the date immediately prior to the Tenant Loan Refinancing Date, which hypothetical loan has payment terms identical to those of the Loan pursuant to which the Tenant Loan is refinanced. The amount set forth in the foregoing sentence shall, absent manifest error, be conclusively determined from the books and records of Landlord.

               B. Commencing with the first day of the second (2nd) Lease Year, the Basic Rent shall be subject to adjustment as provided in subparagraphs A, C and D of Paragraph 5 below.

          2. BASIC RENT FOLLOWING THE REFINANCING DATE. Commencing on the first day of the first calendar month following the Refinancing Date and continuing on each Basic Rent Payment Date thereafter until the expiration of the Term, Basic Rent shall be payable monthly in advance in an amount equal to the sum of (i) Forty-nine Thousand Five Hundred Twenty-two and 50/100 Dollars ($49,522.50) and (ii) an amount equal to the Tenant Variable Rent for such month.

               The amount set forth in the foregoing sentence shall (i) absent manifest error, be conclusively determined from the books and records of Landlord, and (ii) be subject to the adjustments provided for in subparagraphs B, C and D of Paragraph 5 below.

          3. CPI ADJUSTMENTS TO BASIC RENT. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price

Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the one (1) year period immediately preceding such adjustment.

          4. EFFECTIVE DATES OF CPI ADJUSTMENTS. As of the first day of the second (2nd) Lease Year and on the first day of each Lease Year thereafter, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent Lease Year immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "BASIC RENT ADJUSTMENT DATE").

          5.   METHOD OF ADJUSTMENT FOR CPI ADJUSTMENT.

               A. PRIOR TO REFINANCING DATE. As of each Basic Rent Adjustment Date occurring prior to the Refinancing Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 5(A)), the amount of $594,270 shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "PRIOR MONTHS") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) eighty percent (80%) of the product of such multiplication or (y) the product of such multiplication assuming the increase of 4.5% in the CPI for each one year period shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein, "BEGINNING CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one (1) year earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing Lease Year.

               B. FROM AND AFTER REFINANCING DATE. As of each Basic Rent Adjustment Date occurring on or after the Refinancing Date when the average CPI determined in clause (i) below exceeds the Beginning CPI, the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between
(i) the average CPI for the Prior Months ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) eighty percent (80%) of the product of such multiplication or (y) the product of such multiplication assuming the increase of 4.5% in the CPI for each one year period shall be added to the Basic Rent in effect immediately prior to such Basic

                                                                       EXHIBIT D

Rent Adjustment Date. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing Lease Year.

               C. ADJUSTMENT. Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

               D. NOTICE. Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date.

                                                                       EXHIBIT E



                             TENANT ESTOPPEL CERTIFICATE

                                       (Lender)


     The undersigned, CUSTOM FOOD PRODUCTS, INC., a California corporation
("TENANT"), hereby certifies to                   , a
("LENDER") and/or                   ("PURCHASER"), as follows:

     1. Attached hereto is a true, correct and complete copy of that certain lease dated as of September, 1994, between CFP ASSOCIATES, a Kentucky partnership ("LANDLORD"), and Tenant (the "LEASE"), the demised premises of which ("PREMISES") are located at 3278 Kendall Springs Road in the City of Owingsville, County of Bath, State of Kentucky, which Premises are more particularly described in the Lease. The Lease (as attached) represents the entire agreement between the parties as to the Premises, is now in full force and effect, and has not been amended, modified or supplemented, except as set forth in Paragraph 5 below.

     2.   The term of the Lease commenced on         , 19   .  Rent commenced to
accrue on                , 19   .

     3.   The undersigned is in occupancy of the Premises.

     4.   The initial term of the Lease shall expire on                   ,
19   , with        renewal option(s) of a period of          years each.

     5. The Lease has not been amended, modified, supplemented, extended, renewed or assigned, except:

                                    .

     6. All conditions of the Lease to be performed by Landlord thereunder and necessary to the enforceability of the Lease have been satisfied, except:



                                    .

     7.   The amount of the installment of Basic Rent being paid currently is
$              .

     8.   Tenant is paying the full Basic Rent under the Lease, which Rent has
been paid in full through             .  No Basic Rent under the Lease has been
paid for more than thirty (30) days in advance of its due date.

     9. To the best of the knowledge of the undersigned, based on reasonable injury, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

     10. To the best knowledge of the undersigned, there are no defaults on the part of Landlord or Tenant under the Lease, and there are no events currently existing (or with the passage of time, giving of notice or both, which would exist) which give Tenant the right to cancel or terminate the Lease.

     11. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

     12. There are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the undersigned's obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

     13.  It is Tenant's understanding that the present Landlord of the Premises
is                                      .

     14. Tenant's address for notices under the terms of the Lease is: 1117 W. Olympic Boulevard, P.O. Box 1027, Montebello, California 90640.

     15.  Tenant hereby acknowledges that Lender intends to make a loan to
Landlord for                                   , that Landlord intends to assign
the Lease to Lender in connection with such financing, and that Lender is relying upon the representations herein made in funding such loan. Upon such assignment and upon written request from Lender, Tenant agrees to send all rents, payments and other amounts due under the Lease and assigned to Lender pursuant to said financing to such address as may be indicated in writing by Lender to Tenant. Tenant agrees that no modification, adjustment, revision, cancellation or renewal of the Lease or amendments thereto shall be effective unless the written consent of Lender is obtained. Tenant has not received any notice of any other sale, pledge, transfer or assignment of the Lease or of the rentals thereunder by Landlord.

     16. Tenant shall deliver to Lender a copy of all notices of default or termination served on or received from Landlord.

     17. Lender is hereby given the right to cure Landlord's defaults under the Lease within thirty (30) days after receipt of written notice by the undersigned of Landlord's failure so to do; provided, however, that said thirty (30) day period shall be extended (a) so long as within said thirty (30 day period Lender has commenced to cure and is proceeding with due diligence to cure said defaults, or (b) so long as Lender is proceeding with a foreclosure action against Landlord and will commence to cure and will proceed with due diligence to cure said defaults upon the resolution of said foreclosure action.

     18. Tenant acknowledges that Lender shall assume no liability or obligations under the Lease, or any renewal thereof, either by virtue of the assignment thereof or any receipt or collection of rents under the Lease, except in the event that

                                                                       EXHIBIT E

Lender acquires title to the Leased Premies.

     19. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

DATED:              , 19      "Tenant":
        ------------    ---

                              CUSTOM FOOD PRODUCTS, INC.,
                              a California corporation



                              By:
                                 ---------------------------

                              Its:
                                  --------------------------


                              By:
                                 ---------------------------

                              Its:
                                  --------------------------

                                SECOND LEASE AMENDMENT


         THIS SECOND LEASE AMENDMENT (this "AMENDMENT") is made as of this 31st day of December, 1996 between CFP ASSOCIATES, a Kentucky partnership ("LANDLORD") with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Center, Second Floor, New York, New York 10020, and CUSTOM FOOD PRODUCTS, INC., a California corporation ("TENANT") with an address at 1117 West Olympic Boulevard, Montebello, California 90640.

         WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated as of September 30, 1994, as amended by a certain letter agreement dated September 30, 1994, and by a certain First Lease Amendment dated as of June 14, 1996 (the "LEASE"), whereby Landlord demised and let to Tenant, and Tenant took and leased from Landlord, for the term and upon the provisions therein specified, all right, title and interest of Landlord in and to the Leased Premises; and

         WHEREAS, the parties wish to further amend the Lease; and

         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Lease.

         NOW THEREFORE, in consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

         1. INCORPORATION OF RECITALS. The recitals set forth above are hereby incorporated as if set forth in their entirety.

         2. CERTAIN DEFINITIONS. From and after the date hereof, the following terms referred to in the Lease shall have the following respective meanings:

              "GUARANTY" shall mean that certain Guaranty and Suretyship Agreement dated as of September 30, 1994 from Guarantor to Landlord, as amended by that certain First Amendment to Guaranty and Suretyship Agreement dated July 11, 1996 from Guarantor to Landlord, and as amended by that certain Second Amendment to Guaranty and Suretyship Agreement of even date herewith and that certain Guaranty and Suretyship Agreement of even date herewith from CFP Group, Inc. to Landlord.

              "INITIAL LENDER" shall mean CFPLOAN (MD) QRS 11-41, Inc., as assignee of NationsCredit Commercial Corporation (formerly known as Greyrock Capital Group, Inc.), as Agent, and any successor or assign of CFPLOAN (MD) QRS 11-41, Inc., as the holder of the Initial Loan.

              "LEASE" shall mean the Lease, as modified, amended and supplemented by this Amendment.

         3. EVENTS OF DEFAULT. Paragraph 22(a), clause (xv) of the Lease is hereby amended by deleting from the second line the phrase "under the Guaranty" in its entirety and inserting in lieu thereof the phrase "under either Guaranty".

         4. FINANCING. Paragraph 31 of the Lease is hereby amended by adding the following sentences at the end of such paragraph:

    Notwithstanding anything else contained in this Lease to the contrary, Tenant shall pay for the actual, reasonable, customary and documented costs incurred by Landlord in connection with the initial refinancing of the Initial Loan provided, however, that such obligation to pay for such costs shall only pertain to the initial refinancing of the Initial Loan and provided further that Tenant shall not be obliged to pay for any such costs to the extent the same exceed the sum of $100,000. The parties hereto agree that the purchase of the Initial Loan by CFPLOAN (MD) QRS 11-40, Inc. from NationsCredit Commercial Corporation (formerly known as Greyrock Capital Group, Inc.) shall not constitute a refinancing of the Initial Loan for purposes of this Lease, including without limitation EXHIBIT D hereto.

         5. RATIFICATION. As amended, supplemented and modified by this Amendment, the Lease, including without limitation the provisions of EXHIBIT D, is hereby ratified and confirmed in all respects.

         6. MISCELLANEOUS.

         (a) The covenants of this Amendment shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns.

         (b) This Amendment shall be governed by and construed and enforced in accordance with the Laws of the State.

         (c) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal as of the day and year first above written.

                                       LANDLORD:

                                       CFP ASSOCIATES, a Kentucky
                                       partnership

                                       By:  CFP (MD) QRS 11-30, Inc.,
                                            a Maryland corporation,
                                            general partner


                                            By:
                                               ---------------------

                                            Title:
                                                  ------------------


                                       By:  CFP (MD) QRS 11-33, Inc.,
                                            a Maryland corporation,
                                            general partner


                                            By:
                                               ---------------------

                                            Title:
                                                  ------------------


                                       TENANT:


                                       CUSTOM FOOD PRODUCTS, INC.,
                                       a California corporation


                                       By:
                                          --------------------------

                                       Title:
                                             -----------------------

                                  CONSENT OF LENDER


    The undersigned, "Lender", by assignment, under that certain Assignment of Net Lease and Rentals and Construction Agency Agreement dated as of September 30, 1994 given by CFP Associates, hereby consents to the foregoing Second Lease Amendment.

                                                 CFPLOAN (MD) QRS 11-40, INC.


                                                 By:

                                                 Title:

                                            September 30, 1994



Custom Food Products, Inc.
1117 West Olympic Blvd.
Montebello, CA  90640

    Re: Lease Agreement dated as of September 30, 1994 (the "LEASE") by and between CFP Associates, a Kentucky partnership ("LANDLORD"), as landlord, and Custom Food Products, Inc., a California corporation ("Tenant"), as Tenant

Ladies and Gentlemen:

    This letter shall serve as Landlord's commitment to purchase the Leased Premises (as such term is defined in the Lease; capitalized terms used herein and not otherwise defined herein having the respective meanings assigned thereto in the Lease) from Tenant after Tenant has purchased the Leased Premises from Landlord pursuant to Paragraph 35 of the Lease. The purchase price by Landlord for the Leased Premises (the "PURCHASE PRICE") shall be the same net amount paid by Tenant pursuant to Paragraph 35 of the Lease. Tenant shall pay or reimburse Landlord for all Costs incurred by Landlord in connection with such transfer.

    Tenant shall convey such title to the Leased Premises as was conveyed to Tenant, and Landlord (or Landlord's designee) shall accept such title, subject, however, to the Permitted Encumbrances and only those liens, exceptions and restrictions on, against or relating to the Leased Premises at the time Tenant takes title to the Leased Premises pursuant to Paragraph 35 of the Lease.

    Landlord's purchase of the Leased Premises shall be completed within five
(5) Business Days of Tenant's purchase thereof and, on the date set for Landlord's purchase of the Leased Premises, Landlord shall pay to Tenant the Purchase Price, and Tenant shall deliver to Landlord (or Landlord's designee) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided above and such other instruments as shall be necessary to transfer the Leased Premises to Landlord or Landlord's designee.

    This letter agreement shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

                                  Very truly yours

                                  CFP ASSOCIATES, a Kentucky
                                  partnership

                                  By:  CFP (MD) QRS 11-30, Inc.,
                                       a Maryland corporation, general
                                       partner

                                       By:
                                           ----------------------
                                          Senior Vice President

                                  By:  CFP (MD) QRS 11-33, Inc., a
                                       Maryland corporation, general
                                       partner


                                       By:
                                           ----------------------
                                          Senior Vice President


ACCEPTED AND AGREED
THIS 30th DAY OF SEPTEMBER, 1994

CUSTOM FOOD PRODUCTS, INC.


By:
   -----------------------------
    Chief Financial Officer

                                                              RSSM DRAFT 5/24/96







                     AGREEMENT TO PURCHASE AND LEASE REAL ESTATE
                                    by and between



                                   CFP ASSOCIATES,
                                a Kentucky partnership


                                         and


                             CUSTOM FOOD PRODUCTS, INC.,
                              a California corporation,




                           Dated as of:  ________ ___, 1996

                                  TABLE OF CONTENTS

                                                                        PAGE

  1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .     1
  2.   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .     3
  3.   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  4.   Conditions to CFP's Obligation to Close. . . . . . . . . . . .     3
  5.   Conditions to Custom's Obligation to Close . . . . . . . . . .     6
  6.   Custom's Covenants, Representations
       and Warranties . . . . . . . . . . . . . . . . . . . . . . . .     6
  7.   Remedies Upon Default. . . . . . . . . . . . . . . . . . . . .     7
  8.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  9.   Brokerage Commissions. . . . . . . . . . . . . . . . . . . . .     8
  10.  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . .     8
  11.  Miscellaneous Provisions . . . . . . . . . . . . . . . . . . .     8


          Exhibit "A" - Legal Description of Additional Land Exhibit "B" - Form of First Lease Amendment
          Exhibit "C" - Survey Checklist
          Exhibit "D" - Form of Surveyor's Certificate
          Exhibit "E" - Form of Warranty Deed
          Exhibit "F" - Form of Bill of Sale
          Exhibit "G" - Form of Amended and Restated Memorandum
                        of Lease
          Exhibit "H" - Form of Lessee's Certificate
          Exhibit "I" - Form of Guarantor's Certificate
          Exhibit "J" - Form of First Amendment to Guaranty and
                        Suretyship Agreement
          Exhibit "K" - Form of Consent and Amendment No. 1 to
                        Loan Agreement

                     AGREEMENT TO PURCHASE AND LEASE REAL ESTATE


     THIS AGREEMENT TO PURCHASE AND LEASE REAL ESTATE (this "AGREEMENT") made
and entered into as of the      day of ________, 1996, by and between CUSTOM
FOOD PRODUCTS, INC., a California corporation having a mailing address at 1117 West Olympic Boulevard, Montebello, California 90640 ("CUSTOM"), and CFP ASSOCIATES, a Kentucky partnership having a mailing address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, Second Floor, New York, New York 10020 ("CFP").


                                 W I T N E S S E T H:


     WHEREAS, CFP is the owner of real property situate in Owingsville, Bath County, Kentucky (the "EXISTING LAND"), having constructed thereon certain improvements (the "EXISTING IMPROVEMENTS") (together with the Existing Land, the "PROPERTY"), which is leased to Custom pursuant to a Lease Agreement dated as of September 30, 1994 between CFP, as landlord, and Custom, as tenant (the "LEASE"); and

     WHEREAS, Custom desires to expand the Improvements by constructing on the Property and on the Additional Land (as hereinafter defined) an addition containing approximately 10,380 square feet (the "EXPANSION") and, subject to the terms and conditions of this Agreement, CFP has agreed to purchase certain real property ("ADDITIONAL LAND") more particularly described in EXHIBIT "A" hereto adjacent to the Property and the Expansion from Custom and to lease the Additional Land and the Expansion to Custom; and

     WHEREAS, the Additional Land and the Existing Land shall, on or before the Closing, be consolidated into one single parcel pursuant to all applicable zoning, land use and subdivision laws, which shall constitute the Consolidated Land.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

          (a) "Acquisition Fee" shall mean $70,681, which shall be part of the Purchase Price paid by CFP to Custom.

          (b)  "Additional Property" shall mean,
collectively, the Additional Land and the Expansion.

          (c)  "Architect" shall mean Suhar & Miller, Architects.

          (d) "Closing" shall mean the consummation of the purchase and lease of the Additional Property in accordance with the terms of this Agreement.

          (e) "Consolidated Land" shall mean the combination of the land contained within the legal descriptions of the Existing Land and the Additional Land so that a consolidated perimeter legal description and survey is created as a result.


          (f) "First Lease Amendment" shall mean an amendment to the Lease to be executed by CFP and Custom, pursuant to which the Additional Property shall be subjected to the terms of the Lease, a draft of which is attached hereto as EXHIBIT "B".

          (g) "Force Majeure" shall mean any cause or causes which Custom is not, despite all reasonable efforts, able to prevent or overcome, including but not limited to acts of God, strikes, walkouts or other labor disputes, riots, civil strife, war, acts of a public enemy, lightning, fires, explosions, storms or floods; but the unavailability of money, unavailability of sources of financing, a shortage of labor or materials, or changes in market conditions shall not constitute Force Majeure.

          (h)  "Guarantor" shall mean CFP Holdings, Inc.

          (i) "Lender" shall mean NationsCredit Commercial Corporation, formerly known as Greyrock Capital Group Inc.

          (j) "Permits" shall mean all of the governmental permits, including licenses and authorizations, required for the ownership and operation of the Additional Property, including without limitation certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, planning commission approvals, environmental and land use permits and any and all necessary approvals from state or local authorities.

          (k) "Permitted Exceptions" shall mean taxes and assessments which are a lien but are not yet due and payable, customary utility easements that benefit and do not interfere with the use of the Additional Property and such other easements, rights of way, covenants and conditions as may be approved by CFP in its sole discretion and other matters specified in Schedule B to the Title Policy.

          (l) "Plans" shall mean the plans and specifications prepared by a licensed architect approved by CFP, and in form and substance satisfactory to CFP, for the construction of the Expansion.

          (m)  "Project Cost" shall mean all Direct Costs and

Indirect Costs (as those terms are defined in the Lease) incurred with respect to the acquisition of the Additional Land and the construction of the Expansion.

          (n)  "Purchase Price" shall mean Purchase Price as defined in SECTION
2.

          (o) "Title Company" shall mean First American Title Insurance Company, acting through its authorized agent, Multi-State Title Agency, Ltd., which shall either issue an endorsement to the Title Policy or issue a new title policy.

          (p) "Title Policy" shall mean Policy of Title Insurance No. 0-89383 issued by the Title Company.

     2. PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, CFP agrees to purchase the Additional Property for a purchase price (the "PURCHASE PRICE") equal to the lesser of (a) the sum of $1,500,000 and the Acquisition Fee and (b) the sum of actual Project Costs and the Acquisition Fee.

     3. CLOSING. The Closing of the purchase by CFP of the Additional Property and the lease thereof to Custom shall take place on a date (the "CLOSING DATE") that shall be mutually acceptable to CFP and Custom, but in no event sooner than ten (10) days nor later than twenty (20) days after receipt by CFP of written notice (the "CLOSING NOTICE") from Custom that each of the conditions set forth in SECTION 4 hereof has been satisfied or will be satisfied on the Closing Date, and the Closing shall occur at such time and at such location as is mutually acceptable to CFP and Custom. In no event, however, shall the parties be obligated to consummate the transactions contemplated hereby after July 1, 1996, which date shall be extended for Force Majeure delays or delays caused by CFP; provided, however, that in no event shall such date be extended beyond September 1, 1996.

     4. CONDITIONS TO CFP'S OBLIGATION TO CLOSE. CFP's obligation to purchase the Additional Property on the Closing Date is subject to the satisfaction of the following contingencies and conditions in the manner and within the time limits herein specified:

          (a) There shall exist no uncured Event of Default (as defined in the Lease) or any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

          (b) Custom shall have acquired all Permits for the occupancy and use of the Expansion, copies of all of which shall be delivered to CFP.

          (c) Title to the Additional Property shall be indefeasible and in fee simple, and shall be consolidated with the Existing Land by a registered engineer or surveyor and the appropriate survey plats properly filed in the Bath County, Kentucky Clerk's Office so that the Existing Land and the Additional Land shall be consolidated into one parcel of land of record, thereby forming the Consolidated Land, and the foregoing shall be subject only to the Permitted Exceptions.

          (d) CFP shall have received an as-built survey for the Expansion and the Consolidated Land with the seal and signature of a registered engineer or surveyor, which survey shall include all items set forth on the Survey Checklist attached hereto as EXHIBIT "C" and which shall, in addition, (a) be certified to CFP, Lender and to the Title Company, (b) show the location of all easements, none of which shall be encroached upon by the Expansion to be constructed thereon or shall interfere with the use of, or access to, the Property or the Expansion, and (c) shall be accompanied by a certificate from the Surveyor in the form attached as EXHIBIT "D".

          (e) CFP shall have received a duly executed special warranty deed in recordable form with respect to the Additional Property, together with a consolidated perimeter legal description for the Consolidated Land attached to the deed, executed by Custom, subject only to Permitted Exceptions, said deed to be in the form attached hereto as EXHIBIT "E", and a duly executed bill of sale with respect to the Expansion in the form attached hereto as EXHIBIT "F".

          (f) CFP shall have received an endorsement to the Title Policy or a new title insurance policy insuring fee simple title in and to the Additional Land in the amount of the Purchase Price and subject to no exceptions other than the Permitted Exceptions.

          (g) CFP and Custom shall have executed and delivered the First Lease Amendment and an Amended and Restated Memorandum of Lease in the form attached hereto as EXHIBIT "G" to be recorded in Bath County, Kentucky, together with a consolidated perimeter legal description for the Consolidated Land attached thereto.

          (h) CFP shall have received an updated Lessee's Certificate executed by Custom in the form attached as EXHIBIT "H".


          (i) CFP shall have received an updated Guarantor's Certificate executed by Guarantor, in the form attached as EXHIBIT "I".

          (j) CFP shall have received evidence that the insurance coverage required by the Lease is in full force and effect with respect to the Expansion and CFP shall have received certificates of insurance insuring CFP as the owner of the Expansion.

          (k) CFP shall have received an environmental site assessment with respect to the Additional Property, which shall show the Additional Property to be in a condition acceptable to CFP and its counsel, in their sole and absolute discretion.

          (l) CFP shall have received an appraisal of the Additional Property indicating that the value of the Additional Property is equal to or greater than the Purchase Price (including the Acquisition Fee).

          (m) CFP shall have received an opinion from Custom's counsel, or such other counsel acceptable to CFP, that the Lease, as supplemented by the First Lease Amendment and all other documents executed by Custom in connection therewith constitute the legal, valid and binding obligations of Custom and are enforceable against Custom in accordance with their terms, and addressing such other matters as may be reasonably required by CFP and its counsel.

          (n) CFP shall have received a certificate from Architect stating that the Expansion has been completed in accordance with the Plans.

          (o) CFP shall have received a list of Project Costs certified to be true, correct and complete.

          (p) CFP shall have received a First Amendment to Guaranty and Suretyship Agreement from Guarantor in the form attached hereto as EXHIBIT "J", guaranteeing the obligations of Custom under the Lease as amended by the First Lease Amendment.

          (q) CFP shall have received good standing certificates of Custom issued by the States of California and Kentucky and an updated certificate of an officer of Custom certifying to CFP and attaching thereto the articles of incorporation, bylaws, resolutions and incumbency certificate of Custom.

          (r) The representations and warranties of Custom set forth in SECTION 6 hereof shall be true, correct and complete in all material respects on and as of the Closing Date and CFP shall have received from Custom a certificate to such effect; PROVIDED, however, that if such representations and warranties are not true, correct and complete on the Closing Date, then Custom shall have a period of fourteen (14) days in which to attempt to make such representations and warranties true and correct and the Closing Date shall be extended by such period.

          (s) CFP shall have received duplicate copies of the closing statement.

          (t) CFP shall have received the approval of its Investment Committee to the transactions contemplated herein.

          (u) There shall be no adverse change in the financial conditions of Custom from the financial condition reflected in the financial statements dated September 30, 1995.

          (v) CFP shall have received the consent of Lender to the construction by Custom of the Expansion and the purchase of the Additional Property by CFP, which consent shall be evidenced by the execution and delivery of the Consent and Amendment No. 1 to Loan Agreement in the form attached hereto as EXHIBIT "K".

          (w) No damage or condemnation shall exist with respect to the Existing Improvements or the Expansion.

          (x) CFP shall have received evidence regarding the proper zoning and the properly recorded survey plat for the Consolidated Land, and evidence that the Consolidated Land is separately assessed for AD VALOREM real property taxes from all other Lands.

     5. CONDITIONS TO CUSTOM'S OBLIGATION TO CLOSE. Custom's obligation to enter into the First Lease Amendment with respect to the Additional Property is subject to satisfaction of the following conditions:

          (a) Custom shall have received the Purchase Price in immediately available funds less the costs and expenses specified in SECTION 10 hereof.

          (b) Custom shall have received duplicate copies of the closing statement.

          (c) CFP and Custom shall have executed and delivered the First Lease Amendment and the Amended and Restated Memorandum of Lease.

          (d) CFP shall have received the consent of Lender to the construction by Custom of the Expansion and the purchase of the Additional Property by CFP.

     6. CUSTOM'S COVENANTS, REPRESENTATIONS AND WARRANTIES. In order to induce CFP to enter into this Agreement and purchase the Additional Property, Custom makes the following covenants, agreements, representations and warranties, all of which shall survive the Closing and the purchase and lease of the Additional Property:

          (a) Custom has or, on or prior to the Closing Date shall have, obtained all necessary authorizations and consents to enable it to execute and deliver this Agreement.

          (b) Custom has no knowledge of any condition or state of facts which would preclude, limit or restrict the business operations contemplated, pursuant to the terms of the Lease, to be conducted by Custom at the Additional Property.

          (c) The Additional Property will be constructed in substantial accordance with (i) the Plans and (ii) applicable building codes, laws and regulations in a good, substantial and workmanlike manner.

     All of the representations, warranties and agreements of Custom set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement, except as otherwise provided, and shall be deemed to be repeated at and as of the Closing Date and shall survive the Closing Date.

     7. REMEDIES UPON DEFAULT. In the event CFP breaches or defaults under any of the terms of this Agreement on or prior to any Closing Date, the sole and exclusive remedy of Custom shall be to compel specific performance of this Agreement. In the event Custom defaults under any of the terms of this Agreement on or prior to the Closing Date, CFP shall have no obligation to purchase the Additional Property. In the event of any breach by either CFP or Custom of any of their respective obligations hereunder subsequent to any Closing Date, the nonbreaching party shall have the right to pursue any and all remedies afforded at law or in equity.

     8. NOTICES. All notices, elections, requests and other communication hereunder shall be in writing and shall be deemed given when delivered in person or by telecopy (with a hard copy to follow by Federal Express or other reliable 24-hour delivery service) or five (5) business days after being deposited in the United States mail, postage prepaid, or the next business day after being deposited with a nationally recognized overnight mail delivery service, and addressed as follows (or to such other person or at such other address, of which any party hereto shall have given written notice as provided herein):

If to Custom:       CUSTOM FOOD PRODUCTS, INC.
                    1117 West Olympic Boulevard
                    Montebello, California  90640
                    Facsimile:  212-727-0412

with a copy to:     James M. Rishwain, Jr., Esquire
                    Pillsbury, Madison & Sutro LLP
                    Suite 1200
                    725 South Figueroa Street
                    Los Angeles, California  90017
                    Facsimile:  213-629-1033

If to CFP:          CFP ASSOCIATES
                    c/o W.P. Carey & Co., Inc.
                    50 Rockefeller Plaza,
                    Second Floor
                    New York, New York 10020
                    Attn:  Mr. W. Sean Sovak
                    Facsimile:  212-977-3022

with a copy to:     Ruth S. Perfido, Esquire
                    Reed Smith Shaw & McClay
                    435 Sixth Avenue

                    Pittsburgh, PA  15219
                    Facsimile:  412-288-3022

     9. BROKERAGE COMMISSIONS. Custom and CFP each warrant to the other that no finders or brokers have been involved with the introduction of Custom and CFP except for W. P. Carey & Co., Inc. and its affiliates, whose fees shall be paid by Custom from proceeds paid to Custom by CFP. In the event of a breach of the foregoing warranty by Custom, Custom agrees to save, defend, indemnify and hold harmless CFP from and against any claims, losses, damages, liabilities and expenses, including but not limited to attorneys' fees. In the event of a breach of the foregoing warranty by CFP, CFP agrees to save, defend, indemnify and hold harmless Custom from and against any claims, losses, damage, liabilities and expenses, including but not limited to attorneys' fees.

     10. COSTS AND EXPENSES. Custom shall pay all reasonable costs and expenses in connection with the purchase by CFP of the Additional Property, including without limitation all usual and customary costs and expenses set forth in a settlement statement with respect to the conveyance of a commercial property, including without limitation (i) all of the cost of real estate conveyance tax and other transfer taxes, if any, imposed by state or local authorities (including those transfer taxes customarily paid by a grantee) and all recording charges; (ii) costs of removing any lien, assessment or encumbrance required to be discharged hereunder in order to convey title to the Additional Property as herein provided; (iii) the cost of the owner's policy of title insurance and the survey required hereunder; (iv) reasonable legal fees and expenses of Lender, CFP and Guarantor; and (v) the cost of the environmental site assessment obtained by CFP; provided, however, that Custom shall not be responsible to pay CFP's legal fees and expenses in the event that the Closing does not occur through no fault of Custom.

     11.  MISCELLANEOUS PROVISIONS.

          (a) CAPTIONS. The several headings and captions of the Sections and subsections used herein are for convenience of reference only and shall in no way be deemed to limit, define or restrict the substantive provisions of this Agreement.

          (b) ENTIRE AGREEMENT; RECORDING. This Agreement constitutes the entire agreement of CFP and Custom with respect to the purchase and lease of the Additional Property, and supersedes any prior or contemporaneous agreement with respect thereto. No amendment or modification of this Agreement shall be binding upon the parties unless made in writing and signed by both Custom and CFP. This Agreement shall not be recorded by either party and, if recorded by either party, the other party hereto may immediately terminate all of its obligations under this Agreement, and Custom shall pay CFP's reasonable costs and attorneys' fees in removing this Agreement of record.

          (c) TIME OF ESSENCE. Time is of the essence with respect to the performance of all of the terms, conditions and covenants of this Agreement.

          (d) COOPERATION. CFP and Custom shall cooperate fully with each other to carry out effectively the purchase and lease of the Additional Property in accordance herewith and the satisfaction and compliance with all of the conditions and requirements set forth herein, and shall execute such instruments and perform such acts as may be reasonably requested by either party hereto.

          (e) GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws and customs of the State of Kentucky.

          (f) TERMINATION. If not earlier terminated in accordance with its terms, this Agreement shall terminate on July 1, 1996, and after such date, CFP shall have no obligation to purchase the Additional Property.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to Purchase and Lease Real Estate as of the date first written above.


                                             CUSTOM FOOD PRODUCTS, INC., a
                                              California corporation


                                             By:
                                                 ---------------------------
                                             Title:
                                                    ------------------------



                                             CFP ASSOCIATES, a Kentucky
                                             partnership

                                             By CFP (MD) QRS 11-30, Inc., a
                                                Maryland corporation,
                                                general partner


                                                By:
                                                   -------------------------

                                                Title:
                                                       ---------------------

                                             By CFP (MD) QRS 11-33, Inc., a
                                                Maryland corporation,
                                                general partner


                                                By:
                                                    ------------------------

                                                Title:
                                                      ----------------------

                                                                       EXHIBIT A


                                 THE ADDITIONAL LAND

     PARCEL B:

     ALL THAT CERTAIN parcel of land being known as Parcel "B" in the Division of Bath County Fiscal Court, D.B. 169, Page 188, Bath County, Kentucky, being more particularly described as follows:

     BEGINNING at a point corner to Parcel "A" in the Division of Bath County Fiscal Court, said point being in the west right of way line of Kendall Springs Road;

     thence with said right of way line, S 29DEG. 36' 01" W, 308.13 feet to an iron pin, corner to Leslie Crouch;

     thence leaving said right of way line with said Crouch line, the following seven calls: S 68DEG. 34' 48" W, 53.37 feet to an iron pin;

     thence S 84DEG.  26' 45" W, 33.30 feet to an iron pin;

     thence N 72DEG.  03' 12" W, 33.41 feet to an iron pin;

     thence N 55DEG.  31' 47" W, 40.18 feet to an iron pin;

     thence N 26DEG.  54' 58" W, 87.57 feet to an iron pin;


     thence N 35DEG.  35' 25" W, 203.24 feet to an iron pin;

     thence N 48DEG.  55' 30" W, 425.80 feet to an iron pin;

     thence N 47DEG. 27' 05" E, 164.24 feet to an iron pin corner to said Parcel "A";

     thence with said Parcel "A", S 55DEG.  34' 10" E, 306.02 feet;

     thence N 34DEG.  25' 35" E, 61.34 feet;

     thence S 55DEG.  34' 10" E, 449.52 feet to the point of beginning.

     The above described parcel contains 4.790 acres.

     PARCEL C:

     BEGINNING at an iron pin on the north side of a County gravel road, said point being at the top of a bluff overlooking Slate Creek; thence North 48 degrees 55 minutes 30 seconds West 71 feet to the low water mark of Slate Creek; thence with said low water mark in a northerly direction North 44 degrees 18 minutes 15 seconds East
438.13 feet to a point in Cintas Northwest property corner; thence leaving Slate Creek South 55 degrees 34 minutes 10 seconds East 71 feet to an iron pin on top of the bluff; thence leaving the Cintas property line with the top of bluff the following calls:

     South 36 degrees 07 minutes 49 seconds West 129.59 feet to an iron pin;

     thence South 47 degrees 27 minutes 05 seconds West 318.51 feet to the point of beginning.

     Containing approximately 0.7 acre as surveyed by Roy A. Wright L.S. #2808, April 8, 1996.

                                                                       EXHIBIT B


                                FIRST LEASE AMENDMENT


          THIS FIRST LEASE AMENDMENT (this "AMENDMENT") is made as of this 14th day of June, 1996, but effective as of July 11, 1996, between CFP ASSOCIATES, a Kentucky partnership ("LANDLORD") with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Center, Second Floor, New York, New York 10020, and CUSTOM FOOD PRODUCTS, INC., a California corporation ("TENANT") with an address at 1117 West Olympic Boulevard, Montebello, California 90640.

          WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated as of September 30, 1994, as amended by a certain letter agreement dated September 30, 1994 (the "LEASE"), whereby Landlord demised and let to Tenant, and Tenant took and leased from Landlord, for the term and upon the provisions therein specified, all right, title and interest of Landlord in and to the Leased Premises; and

          WHEREAS, Tenant has requested that Landlord (i) purchase the Additional Premises (as hereinafter defined) from Tenant and (ii) lease the Additional Premises to Tenant; and

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Lease.

          NOW THEREFORE, in consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

          1. INCORPORATION OF RECITALS. The recitals set forth above are hereby incorporated as if set forth in their entirety.

          2. DEMISE OF ADDITIONAL PREMISES; AMENDMENT. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, all right, title and interest of Landlord in and to the following described property: (a) that certain real property as is more particularly described on EXHIBIT "A-1" hereto, together with the Appurtenances thereto (the "ADDITIONAL LAND"), which Additional Land is hereby consolidated with the Land; (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "ADDITIONAL STRUCTURES"); and (c) the building systems equipment described on EXHIBIT "B" that are installed or located in or on the Additional Structures on the date hereof and paid for by Landlord (collectively, the "ADDITIONAL BUILDING SYSTEMS EQUIPMENT"). In furtherance thereof, the Lease is hereby amended by the addition of the Additional Land to the Land, the Additional Structures to the Structures, and the Additional Building Systems Equipment to the Building Systems Equipment. EXHIBIT "A" to the Lease is hereby deleted and the legal description attached hereto as EXHIBIT "A-2", which is a consolidated legal description, is hereby attached to the Lease as EXHIBIT "A".

          3. PERMITTED ENCUMBRANCES. The Lease is hereby amended by adding to the matters set forth on EXHIBIT "C" to the Lease, those matters set forth on EXHIBIT "C" attached hereto (the "ADDITIONAL PERMITTED ENCUMBRANCES").

          4. CERTAIN DEFINITIONS. From and after the date hereof, the following terms referred to in the Lease shall have the following respective meanings:

               "GUARANTY" shall mean that certain Guaranty and Suretyship Agreement dated as of September 30, 1994 from Guarantor to Landlord, as amended by that certain First Amendment to Guaranty and Suretyship Agreement dated July 11, 1996 from Guarantor to Landlord.

               "LANDLORD'S MAXIMUM CONTRIBUTION" shall mean $5,700,000.

               "LEASE" shall mean the Lease, as modified, amended and supplemented by this Amendment.

               "PROJECT COST" shall mean $5,821,000.00.

          5. SECURITY DEPOSIT. Effective as of the date hereof, the following paragraph is added to the Lease as Paragraph 38 thereto:

               38.  SECURITY DEPOSIT.

                    (a) Concurrently with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable Letter of Credit (the "LETTER OF CREDIT") in the amount of Two Hundred Fifteen thousand and No/100 Dollars ($215,000) (the "SECURITY DEPOSIT") issued by a bank reasonably acceptable to Landlord and in form and substance reasonably satisfactory to Landlord. The Letter of Credit shall remain in full force and effect during the Term as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and the Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew the Letter of Credit by such date, TIME BEING OF THE ESSENCE, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date either (i) to draw on the Letter of Credit and to deposit the Security Deposit in an account for the benefit of Landlord or (ii) to declare an Event of Default under Section 22(a)(ii). The Security Deposit shall not be commingled with other funds of Landlord or other Persons and no interest thereon shall be due and payable to Tenant.

                    (b) If at any time an Event of Default shall have occurred and be continuing beyond the applicable grace period, if any, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or to withdraw the cash Security Deposit from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) any expense incurred by Landlord in curing any Event of Default, and/or (iii) any other sums due to Landlord in connection with any Event of Default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such Event of Default. If any portion of the Security Deposit is used, retained or applied by Landlord for any purpose set forth above, Tenant shall, within ten (10) days after demand therefor is made by Landlord, provide to Landlord cash or a Letter of Credit which complies with the requirements of this Paragraph 38 and is in the original principal amount thereof.

                    (c) At the expiration of the Term and so long as no Event of Default exists the Letter of Credit or the cash Security Deposit, as the case may be, shall be returned to Tenant.

                    (d) Should Tenant at any time achieve, whether by itself, by acquisition or merger (in each case subject to and in accordance with the provisions of this Lease and the Guaranty) a long term unsecured credit rating of either "BBB" from Standard & Poor's or "Baa" from Moody's Investors Services, then Tenant shall no longer be required to maintain the Security Deposit. In such event and provided that no Event of Default shall have occurred and remains continuing beyond any applicable grace period, Landlord shall release the Security Deposit to Tenant.

                    (e) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the beneficiary of the Letter of Credit during the term of the applicable Loan and such Lender shall have all of the rights of Landlord under this Paragraph 38. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the beneficiary of the Letter of Credit as hereinabove provided.

          6. ALTERATIONS. Effective as of the date hereof, Paragraph 13(a) of the Lease is amended and restated in its entirety to read as follows:

                    (a) In addition to Alterations required by Paragraph 12 and 17, Tenant shall have the right without having obtained the prior written consent of Landlord and Lender, to (i) make any Alterations or series of related Alterations to the Structures for a cost of not more than Five Hundred Thousand Dollars ($500,000) in any one instance, or (ii) install Building Systems Equipment, in the Structures or accessions to the Building Systems Equipment, the cost of which as to such Building Systems Equipment or series of related Building Systems Equipment does not exceed Five Hundred Thousand
     Dollars ($500,000), subject to adjustment.

          The consent of Landlord and Lender shall be required (A) if a Monetary Event of Default exists, or (B) if the Alterations (or a series of related Alterations) exceeds Five Hundred Thousand Dollars ($500,000), or (C) if Tenant desires to remove and not upgrade or replace during the Term any Improvements, or (D) if Tenant desires to construct upon the Land any additional Improvements; provided that, with respect to (D) and (E) above, such consent shall not be unreasonably withheld and shall be deemed given if no response is received by Tenant within thirty (30) days following receipt by Landlord and Lender of such request.

          7. DELETIONS. The defined terms "Expansion", "Expansion Improvements" and "Expansion Parcel" are hereby deleted from Paragraph 2 of the Lease.

          8. BASIC RENT. Effective as of the date hereof, EXHIBIT "D" of the Lease is deleted and the Basic Rent Schedule attached hereto as EXHIBIT "D" is hereby attached to the Lease as EXHIBIT "D" thereto.

          9. RATIFICATION. As amended, supplemented and modified by this Amendment, the Lease is hereby ratified and confirmed in all respects.

          10.  MISCELLANEOUS.

          (a) The covenants of this Amendment shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns.

          (b) This Amendment shall be governed by and construed and enforced in accordance with the Laws of the State.

          (c) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal as of the day and year first above written.

                                        LANDLORD:

                                        CFP ASSOCIATES, a Kentucky
                                        partnership

                                        By:  CFP (MD) QRS 11-30, Inc.,
                                             a Maryland corporation,
                                             general partner


                                             By:
                                                ---------------------------

                                             Title:
                                                    -----------------------



                                        By:  CFP (MD) QRS 11-33, Inc.,
                                             a Maryland corporation,
                                             general partner


                                             By:
                                                 --------------------------

                                             Title:
                                                   ------------------------



                                        TENANT:

                                        CUSTOM FOOD PRODUCTS, INC.,
                                        a California corporation


                                        By:
                                            -------------------------------

                                        Title:
                                               ----------------------------

                                  CONSENT OF LENDER


     The undersigned, "Lender" under that certain Assignment of Net Lease and Rentals and Construction Agency Agreement dated as of September 30, 1994 given by CFP Associates, hereby consents to the foregoing First Lease Amendment.

                                   NATIONSCREDIT COMMERCIAL CORPORATION
                                        (f/k/a Greyrock Capital Group, Inc.)


                                   By:
                                      --------------------------------

                                   Title:
                                          ----------------------------

                                                                   EXHIBIT "A-1"


                                 ADDITIONAL PREMISES


     PARCEL B:

     ALL THAT CERTAIN parcel of land being known as Parcel "B" in the Division of Bath County Fiscal Court, D.B. 169, Page 188, Bath County, Kentucky, being more particularly described as follows:

     BEGINNING at a point corner to Parcel "A" in the Division of Bath County Fiscal Court, said point being in the west right of way line of Kendall Springs Road;

     thence with said right of way line, S 29DEG. 36' 01" W, 308.13 feet to an iron pin, corner to Leslie Crouch;

     thence leaving said right of way line with said Crouch line, the following seven calls: S 68DEG. 34' 48" W, 53.37 feet to an iron pin;

     thence S 84DEG.  26' 45" W, 33.30 feet to an iron pin;

     thence N 72DEG.  03' 12" W, 33.41 feet to an iron pin;

     thence N 55DEG.  31' 47" W, 40.18 feet to an iron pin;

     thence N 26DEG.  54' 58" W, 87.57 feet to an iron pin;

     thence N 35DEG.  35' 25" W, 203.24 feet to an iron pin;

     thence N 48DEG.  55' 30" W, 425.80 feet to an iron pin;

     thence N 47DEG. 27' 05" E, 164.24 feet to an iron pin corner to said Parcel "A";

     thence with said Parcel "A", S 55DEG.  34' 10" E, 306.02 feet;

     thence N 34DEG.  25' 35" E, 61.34 feet;

     thence S 55DEG.  34' 10" E, 449.52 feet to the point of beginning.

     The above described parcel contains 4.790 acres.

     PARCEL C:

     BEGINNING at an iron pin on the north side of a County gravel road, said point being at the top of a bluff overlooking Slate Creek; thence North 48 degrees 55 minutes 30 seconds West 71 feet to the low water mark of Slate Creek; thence with said low water mark in a northerly direction North 44 degrees 18 minutes 15 seconds East 438.13 feet to a point in Cintas Northwest property corner; thence leaving Slate Creek South 55 degrees 34 minutes 10 seconds East 71 feet to an iron pin on top of the bluff; thence

                                                                   EXHIBIT "A-1"


leaving the Cintas property line with the top of bluff the following calls:

     South 36 degrees 07 minutes 49 seconds West 129.59 feet to an iron pin;

     thence South 47 degrees 27 minutes 05 seconds West 318.51 feet to the point of beginning.

     Containing approximately 0.7 acre as surveyed by Roy A. Wright L.S. #2808, April 8, 1996.

                                                                   EXHIBIT "A-2"


                                  LEGAL DESCRIPTION

     ALL THAT CERTAIN tract or parcel of land lying north of Kendall Springs Road near the town of Owingsville in the Bath County Industrial Park, Bath County, Kentucky and being more particularly described as follows:

     BEGINNING at an iron pin in the West right of way line of Kendall Springs Road, 25 feet from the centerline, also being the Southwest corner of Bath County Fiscal Court (Misc. Book 2, Page 675) property;

     thence with said West right of way line, South 29 degrees 36 minutes 01 seconds West, 527.41 feet to an iron pin corner to Leslie Crouch (Deed Book 126, Page 387);

     Thence leaving said Kendall Springs Road right of way with said Crouch property line the following seven courses:

     South 68 degrees 34 minutes 48 seconds West, 53.37 feet to an iron pin;

     thence South 84 degrees 26 minutes 45 seconds West, 33.30 feet to an iron pin;

     thence North 72 degrees 03 minutes 12 seconds West, 33.41 feet to an iron pin;

     thence North 55 degrees 31 minutes 47 seconds West, 40.18 feet to an iron pin;

     thence North 26 degrees 54 minutes 58 seconds West, 87.57 feet to an iron pin;

     thence North 35 degrees 35 minutes 25 seconds West, 203.24 feet to an iron pin;

     thence North 48 degrees 55 minutes 30 seconds West, 425.80 feet to an iron pin at the top of bluff overlooking Slate Creek,

     thence North 48 degrees 55 minutes 30 seconds West, 60.00 feet to an iron pin as a witness point;

     thence North 48 degrees 55 minutes 30 seconds West, 11.00 feet to the low water mark on the South side of Slate Creek;

     thence with said low water mark North 44 degrees 18 minutes 15 seconds East
438.13 feet to a point;

     thence leaving low water South 55 degrees 34 minutes 10 seconds East, 11.00 feet to an iron pin as a witness point;

     thence South 55 degrees 34 minutes 10 seconds East, 60.00

                                                                   EXHIBIT "A-2"

feet;

     thence with said Bath County Fiscal Court, South 55 degrees 34 minutes 10 seconds East, 698.47 feet to the point of beginning.

     The above described parcel contains 9.603 acres as surveyed by Roy A. Wright L.S. #2808, April 8, 1996.

                                                                     EXHIBIT "B"


                              BUILDING SYSTEMS EQUIPMENT


All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Additional Premises.

                                                                     EXHIBIT "D"


                                 BASIC RENT SCHEDULE


          1.   BASIC RENT PRIOR TO THE REFINANCING DATE.

               A. Basic Rent shall begin accruing on the Primary Term Commencement Date. Commencing on the Basic Rent Commencement Date and to and including the first day of the first calendar month following the earlier to occur (the "REFINANCING DATE") of (i) the refinancing of the Initial Loan or
(ii) the last day of the fifth (5th) Lease Year, Basic Rent shall be payable monthly in arrears on each Basic Rent Payment Date in an amount equal to the sum of (a) 0.0125 multiplied by $2,000,000; (b) 0.010417 multiplied by $1,500,000
("EXPANSION RENT"); (c) the amount of interest and/or interest and principal payable by Landlord on the Initial Loan for such month; and (d) the amount of interest and/or interest and principal payable by Landlord on the Tenant Loan for such month ("TENANT VARIABLE RENT"); provided that from and after the date (the "TENANT LOAN REFINANCING DATE") on which all or any part of the Tenant Loan is refinanced, the Tenant Variable Rent shall be an amount equal to one-twelfth (1/12th) of the amount of principal and interest that Landlord would be required to pay in a twelve-month period on a hypothetical loan in a principal amount equal to the outstanding principal balance of the Tenant Loan as of the date immediately prior to the Tenant Loan Refinancing Date, which hypothetical loan has payment terms identical to those of the Loan pursuant to which the Tenant Loan is refinanced. The amount set forth in the foregoing sentence shall, absent manifest error, be conclusively determined from the books and records of Landlord.

               B. Commencing with the first day of the second (2nd) Lease Year, the Basic Rent shall be subject to adjustment as provided in subparagraphs A, C and D of Paragraph 5 below.

          2. BASIC RENT FOLLOWING THE REFINANCING DATE. Commencing on the first day of the first calendar month following the Refinancing Date and continuing on each Basic Rent Payment Date thereafter until the expiration of the Term, Basic Rent shall be payable monthly in advance in an amount equal to the sum of (i) Forty-nine Thousand Five Hundred Twenty-two and 50/100 Dollars ($49,522.50), (ii) an amount equal to the Tenant Variable Rent for such month and (iii) the Expansion Rent in effect on the last day of the calendar month immediately preceding the Refinancing Date (including any adjustments attributable thereto pursuant to Paragraph 5 below).

               The amount set forth in the foregoing sentence shall (i) absent manifest error, be conclusively determined from the books and records of Landlord, and (ii) be subject to the adjustments provided for in subparagraphs B, C and D of Paragraph 5 below.

                                                                     EXHIBIT "D"

          3. CPI ADJUSTMENTS TO BASIC RENT. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the one (1) year period immediately preceding such adjustment.

          4. EFFECTIVE DATES OF CPI ADJUSTMENTS. As of the first day of the second (2nd) Lease Year and on the first day of each Lease Year thereafter, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent Lease Year immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "BASIC RENT ADJUSTMENT DATE").

          5.   METHOD OF ADJUSTMENT FOR CPI ADJUSTMENT.

               A. PRIOR TO REFINANCING DATE. As of each Basic Rent Adjustment Date occurring prior to the Refinancing Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 5(A)), an amount equal to the sum of: (a) $594,270; and (b) $187,500 (i.e. the Expansion Rent) plus an amount equal to the cumulative CPI increases to Basic Rent attributable to such $187,500; shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "PRIOR MONTHS") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) eighty percent (80%) of the product of such multiplication or (y) the product of such multiplication assuming the increase of 4.5% in the CPI for each one year period shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein, "BEGINNING CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one (1) year earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing Lease Year.

                                                                     EXHIBIT "D"

               B. FROM AND AFTER REFINANCING DATE. As of each Basic Rent Adjustment Date occurring on or after the Refinancing Date when the average CPI determined in clause (i) below exceeds the Beginning CPI, the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between
(i) the average CPI for the Prior Months ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) eighty percent (80%) of the product of such multiplication or (y) the product of such multiplication assuming the increase of 4.5% in the CPI for each one year period shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing Lease Year.

               C. ADJUSTMENT. Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

               D. NOTICE. Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date.

                                                                       EXHIBIT C


                                   SURVEY CHECKLIST

The following information should be included on the Survey:

1.   Scale

2.   Date

3.   North arrow

4.   Legend

5.   Encroachments

6. Adjoining street, road highway, alleys, right-of-way lines, names, right-of-way width, and distance to property.

7. All points of reference should be tied to an identifiable monument or intersection of streets.

8.   Delineate all improvements in place and show their measurements:


     (a) Boundaries (all property line deflection points must have an iron pin set in place). All boundary distances should be expressed in feet and hundredths of feet, all courses in degrees, minutes and seconds.

     (b) Utilities (including connecting lines to this project from public utility lines).

     (c) Pavement and paved parking area, including size and number of spaces (please shade edges and show parking space lines), if any.

     (d)  Walkways, if any (please "dot" concrete).

     (e)  Ingress and egress (curb cuts and driveways).

     (f)  Buildings, signs, structures, if any.

9. Building set-back lines shown on property (as defined by local zoning entity, plat map and/or restrictive covenants) and any other building restrictions including the volume and page number if recorded.

10. Lot, block or square designation if applicable, and written legal description by metes and bounds on the survey plat.

11. Location and dimensions (with same information as boundaries) of all easements or encroachments identified in the title commitment together with complete recording information.

12. Identification of all abutting owners, lot numbers and names of subdivisions.

13.  Section, township and range if applicable.

14.  Street address (of each building).

15. Area of land and area of buildings, if any; and distance of buildings, if any, to boundary of property and to building lines.

16.  Vicinity sketch showing closest thoroughfare intersection.

17.  The point of beginning of description (labeled on survey).

18.  True point of beginning of description (labeled on survey).

19. Certification of "True and Correct" survey by surveyor in form separately provided.

20.  Surveyor's seal or stamp clearly showing registration number.

21.  Original surveyor's signature on all copies of survey.

22.  Chart of curve data/information to support length of curves used on survey.

23.  Curve tangent points indicated on survey lines.

24.  Reference baseline for azimuth used.

25.  Note whether survey has been balanced and adjusted.

26. Note whether a title report was used in defining easements and other recordings.

27.  Field notes on survey if applicable.

28. Indicate on survey, at all survey line deflections, whether the survey monument was found or set; such as, "Found Iron Pin" or "Iron Pin set".

29. State whether or not the property appears in any Flood Insurance Boundary Map, and if so, further state map number and whether or not the property appears to be in the "Flood Hazard Area" shown on that map.

30. Parking spaces, if any, should be shown on survey (they may be shown by sketch only). Total parking spaces should be shown in survey notes.

Title and/or improvements may necessitate other requirements. The lender may have additional requirements.

A second sheet to the survey may be added, should it become too crowded or complex to show everything on one sheet. Both sheets should show buildings, roads and paved areas.

                                                                       EXHIBIT E


                                FORM OF WARRANTY DEED

                                                                       EXHIBIT F

                                     BILL OF SALE


                                          to
                                    CFP ASSOCIATES


     KNOW ALL MEN BY THESE PRESENTS, that CUSTOM FOOD PRODUCTS, INC., a California corporation ("SELLER"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, to it in hand paid by CFP ASSOCIATES, a Kentucky partnership ("PURCHASER"), at or before the sealing and delivery of these presents, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Purchaser all and singular the following described machinery and equipment owned by Seller and located on certain real property (the "LEASED PREMISES") situate in Owingsville, Kentucky and more particularly described on EXHIBIT "A" attached hereto and made a part hereof, to wit:

     The equipment listed and described on EXHIBIT "B" attached hereto and made a part hereof (the "EQUIPMENT").

     TO HAVE AND TO HOLD the Equipment unto Purchaser, its successors and assigns, to and for its own proper use and benefit forever.

     AND Seller for itself and for its successors and assigns, does hereby covenant with Purchaser, its successors and assigns, that it is the true and lawful owner of the Equipment hereby sold, and has full power to sell and convey the same; that the title so conveyed is clear, free and unencumbered; and further that it does warrant and will forever defend the same against the claim or claims of all persons whomsoever claiming or to claim the same or any part thereof.

     IN WITNESS WHEREOF, Seller has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed, as of this _____ day of ____________, 1996.

                                        CUSTOM FOOD PRODUCTS, INC.


                                        By:
                                           -----------------------

                                        Title:
                                              --------------------

                                                                       EXHIBIT A



                                 PROPERTY DESCRIPTION

     PARCEL B:

     ALL THAT CERTAIN parcel of land being known as Parcel "B" in the Division of Bath County Fiscal Court, D.B. 169, Page 188, Bath County, Kentucky, being more particularly described as follows:

     BEGINNING at a point corner to Parcel "A" in the Division of Bath County Fiscal Court, said point being in the west right of way line of Kendall Springs Road;

     thence with said right of way line, S 29DEG. 36' 01" W, 308.13 feet to an iron pin, corner to Leslie Crouch;

     thence leaving said right of way line with said Crouch line, the following seven calls: S 68DEG. 34' 48" W, 53.37 feet to an iron pin;

     thence S 84DEG.  26' 45" W, 33.30 feet to an iron pin;

     thence N 72DEG.  03' 12" W, 33.41 feet to an iron pin;

     thence N 55DEG.  31' 47" W, 40.18 feet to an iron pin;

     thence N 26DEG.  54' 58" W, 87.57 feet to an iron pin;

     thence N 35DEG.  35' 25" W, 203.24 feet to an iron pin;

     thence N 48DEG.  55' 30" W, 425.80 feet to an iron pin;

     thence N 47DEG. 27' 05" E, 164.24 feet to an iron pin corner to said Parcel "A";

     thence with said Parcel "A", S 55DEG.  34' 10" E, 306.02 feet;

     thence N 34DEG.  25' 35" E, 61.34 feet;

     thence S 55DEG.  34' 10" E, 449.52 feet to the point of beginning.

     The above described parcel contains 4.790 acres.

     PARCEL C:

     BEGINNING at an iron pin on the north side of a County gravel road, said point being at the top of a bluff overlooking Slate Creek; thence North 48 degrees 55 minutes 30 seconds West 71 feet to the low water mark of Slate Creek; thence with said low water mark in a northerly direction North 44 degrees 18 minutes 15 seconds East

438.13 feet to a point in Cintas Northwest property corner; thence leaving Slate Creek South 55 degrees 34 minutes 10 seconds East 71 feet to an iron pin on top of the bluff; thence leaving the Cintas property line with the top of bluff the following calls:

     South 36 degrees 07 minutes 49 seconds West 129.59 feet to an iron pin;

     thence South 47 degrees 27 minutes 05 seconds West 318.51 feet to the point of beginning.

     Containing approximately 0.7 acre as surveyed by Roy A. Wright L.S. #2808, April 8, 1996.

                                                                       EXHIBIT B



                                      EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances now affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by the Lease regarding the Leased Premises between Purchaser, as landlord, and Seller, as tenant, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

                                                                       EXHIBIT G

                                                               Owingsville, Bath
                                                                County, Kentucky

This instrument was prepared by
Patrick E. Sweeney, Esquire
Reed Smith Shaw & McClay
435 Sixth Avenue
Pittsburgh, PA  15219


--------------------------------------------------------------------


--------------------------------------------------------------------

                       AMENDED AND RESTATED MEMORANDUM OF LEASE

     THIS AMENDED AND RESTATED MEMORANDUM OF LEASE, made as of the ____ day of ________, 1996, between CFP ASSOCIATES, a Kentucky partnership with an address c/o W.P. Carey & Co., Inc., 620 Fifth Avenue, New York, New York 10020 ("LANDLORD"), and CUSTOM FOOD PRODUCTS, INC., a California corporation with an address at 1117 West Olympic Boulevard, P.O. Box 1027, Montebello, CA 90640 ("TENANT").

     (1) Pursuant to a Lease Agreement dated as of September 30, 1994, as amended by a letter agreement dated September 30, 1994 and by a First Lease Amendment of even date herewith (collectively, the "LEASE"), the terms and conditions of which are incorporated herein as though set forth in full, Landlord has demised and let to Tenant its leasehold interest in and to the following described property (collectively, the "LEASED PREMISES"): (a) the premises described in EXHIBIT "A" hereto, together with Appurtenances (as defined in the Lease); (b) the buildings, structures and other improvements to be constructed on the Land; and (c) the Building Systems Equipment (as defined in the Lease).

     (2) Pursuant to the terms of the Lease, Tenant shall have and hold the Leased Premises, at the rental and upon the terms and conditions therein stated, for a primary term (the "PRIMARY TERM") commencing on September 30, 1994 and ending on the last day of the calendar month in which the Funding Deadline (as defined in the Lease) occurs (the "PRIMARY TERM EXPIRATION DATE"), and for an initial term (the "INITIAL TERM", and together with the Primary Term, collectively, the "TERM") commencing on the first day following the Primary Term Expiration Date and ending on the last day of the three hundredth (300th) calendar month next following the date on which the Initial Term commences (the "INITIAL TERM EXPIRATION DATE"). Provided that if, on or prior to the Initial Term Expiration Date and the fifth (5th) and tenth (10th) anniversaries of the Expiration Date (each such date being a "RENEWAL DATE"), the Lease shall have not been terminated pursuant to any provision thereof, the Term shall be deemed to have been automatically extended for an additional five (5) years (each a "RENEWAL TERM"), unless Tenant shall notify Landlord in writing at least four hundred twenty-five (425) days prior to the next Renewal Date that Tenant is terminating the Lease as of the next Renewal Date. The Renewal Term shall be subject to all of the terms and conditions of the Lease. Upon the request of either party, the other party hereto shall execute a document in recordable form reflecting any such extension of the Term.

     (3) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES.

     (4) Tenant has the option to purchase the Leased Premises during the eleventh Lease Year (as defined in the Lease), subject to the terms and conditions more particularly set forth in the Lease.

     (5) Tenant has the right to make or may be required to make certain rejectable offers to Landlord to purchase the Leased Premises, subject to the terms and conditions more particularly set forth in the Lease.

     (6) On the expiration date of the Term, Tenant has the obligation to purchase the Leased Premises, subject to the terms and conditions more particularly set forth in the Lease, and Landlord has the obligation to repurchase the Leased Premises, subject to the terms and conditions more particularly set forth in the Lease.

     (7) This Amended and Restated Memorandum of Lease is executed for the purpose of (a) amending and restating in its entirety that certain Memorandum of Lease dated as of September 30, 1994 and recorded in Lease Book 4, Page 638 in the Office of the Clerk of Bath County, Kentucky, and (b) recordation in the Office of the Clerk of Bath County, Kentucky, in order to give notice of all of the terms, provisions and conditions of the Lease and is not intended, and shall not be construed, to define, limit or modify the Lease.

     (8) This Amended and Restated Memorandum of Lease may be executed in any number of counterparts and by the different parties hereto on seperate counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Memorandum of Lease as of the day and year first above written.

Signed, sealed and acknowledged    CFP ASSOCIATES, a
in the presence of:                Kentucky partnership

                                   By:  CFP (MD) QRS:11-30, INC.,
                                        a Maryland corporation,
                                        general partner


                                   By:
                                      ----------------------------
                                      Senior Vice President

                                   By:  CFP (MD) QRS:11-33, INC.,
                                        a Maryland corporation,
                                        general partner


                                   By:
                                       ----------------------------
                                      Senior Vice President


Signed, sealed and acknowledged    CUSTOM FOOD PRODUCTS, INC.,
in the presence of:                a California corporation


                                   By:
                                      -----------------------------

                                   Title:

                                      EXHIBIT A


                                 PROPERTY DESCRIPTION


     ALL THAT CERTAIN tract or parcel of land lying north of Kendall Springs Road near the town of Owingsville in the Bath County Industrial Park, Bath County, Kentucky and being more particularly described as follows:

     BEGINNING at an iron pin in the West right of way line of Kendall Springs Road, 25 feet from the centerline, also being the Southwest corner of Bath County Fiscal Court (Misc. Book 2, Page 675) property;

     thence with said West right of way line, South 29 degrees 36 minutes 01 seconds West, 527.41 feet to an iron pin corner to Leslie Crouch (Deed Book 126, Page 387);

     Thence leaving said Kendall Springs Road right of way with said Crouch property line the following seven courses:

     South 68 degrees 34 minutes 48 seconds West, 53.37 feet to an iron pin;

     thence South 84 degrees 26 minutes 45 seconds West, 33.30 feet to an iron pin;

     thence North 72 degrees 03 minutes 12 seconds West, 33.41 feet to an iron pin;

     thence North 55 degrees 31 minutes 47 seconds West, 40.18 feet to an iron pin;

     thence North 26 degrees 54 minutes 58 seconds West, 87.57 feet to an iron pin;

     thence North 35 degrees 35 minutes 25 seconds West, 203.24 feet to an iron pin;

     thence North 48 degrees 55 minutes 30 seconds West, 425.80 feet to an iron pin at the top of bluff overlooking Slate Creek,


     thence North 48 degrees 55 minutes 30 seconds West, 60.00 feet to an iron pin as a witness point;

     thence North 48 degrees 55 minutes 30 seconds West, 11.00 feet to the low water mark on the South side of Slate Creek;

     thence with said low water mark North 44 degrees 18 minutes 15 seconds East
438.13 feet to a point;

     thence leaving low water South 55 degrees 34 minutes 10 seconds East, 11.00 feet to an iron pin as a witness point;

     thence South 55 degrees 34 minutes 10 seconds East, 60.00 feet;

     thence with said Bath County Fiscal Court, South 55 degrees 34 minutes 10 seconds East, 698.47 feet to the point of beginning.

     The above described parcel contains 9.603 acres as surveyed by Roy A. Wright L.S. #2808, April 8, 1996.

STATE OF NEW YORK   )
                    )  SS:
COUNTY OF NEW YORK  )


     On the ____ day of ________, 1996, before me personally came ___________, to me known, who being by me duly sworn, did depose and say that he is the ____________ of CFP (MD) QRS:11-30, Inc., the corporation described in and which executed the above instrument, as general partner of CFP Associates; and that he signed his name thereto by order of the board of directors of said corporation.



                                                ----------------------------
                                                       Notary Public

STATE OF NEW YORK   )
                    )  SS:
COUNTY OF NEW YORK  )


     On the ____ day of ________, 1996, before me personally came __________, to me known, who being by me duly sworn, did depose and say that he is the _____________ of CFP (MD) QRS:11-33, Inc., the corporation described in and which executed the above instrument, as general partner of CFP Associates; and that he signed his name thereto by order of the board of directors of said corporation.



                                                -----------------------------
                                                       Notary Public

STATE OF                 )
                         )  SS:
COUNTY OF                )


     On the _____ day of ________, 1996, before me personally came __________ ____________________, to me known, who being by me duly sworn, did depose and say that he is the _________________ of Custom Food Products, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                                ------------------------------
                                                       Notary Public

                                                                       EXHIBIT H


                                 LESSEE'S CERTIFICATE


     This Lessee's Certificate of CUSTOM FOOD PRODUCTS, INC., a California corporation ("LESSEE"), is being delivered to CFP ASSOCIATES, a Kentucky partnership ("LANDLORD"), in connection with a certain First Lease Amendment dated of even date herewith (the "AMENDMENT"), by and between Landlord and Lessee, and this Lessee's Certificate updates and supplements that certain Seller's/Lessee's Certificate dated as of September 30, 1994 (the "ORIGINAL LESSEE'S CERTIFICATE"), given by Lessee to Landlord in connection with the execution of the Lease.


     A.   LESSEE'S REPRESENTATIONS.

          Lessee hereby represents and warrants to Landlord, its successors and assigns, that the representations and warranties of Lessee contained in Paragraph A of the Original Lessee's Certificate are true and correct as of the date hereof with respect to the Additional Property (as defined in the Amendment) the Amendment and the Lessee, as applicable.

     B.   INDEMNITY.

          Lessee shall pay, protect, defend, indemnify and hold harmless Landlord, its successors and assigns, from and against any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever howsoever caused should any representation or warranty set forth herein prove to have been untrue or inaccurate when made or arising from any breach by Lessee of any representation or warranty set forth herein.

     C.   SUCCESSORS AND ASSIGNS; SURVIVAL OF REPRESENTATIONS.

          This Lessee's Certificate shall be binding upon Lessee and each of its successors and assigns. The representations, warranties, covenants and indemnifications made by Lessee in this Lessee's Certificate shall survive the closing of the transaction contemplated by the Amendment.

     D.   EFFECT OF KNOWLEDGE LIMITATION.

          The fact that the representations of Lessee set forth in this Lessee's Certificate may be limited to the best of Lessee's knowledge shall not be deemed to modify or alter any provision of the Lease requiring Lessee to indemnify Landlord.

          WITNESS the due execution hereof this _____ day of ________, 1996.


ATTEST:                                      CUSTOM FOOD PRODUCTS, INC., a
                                             California corporation


By:                                          By:
    ----------------------------                 -----------------------------

Title:                                       Title:
      --------------------------                   ---------------------------

                                                                       EXHIBIT I


                               GUARANTOR'S CERTIFICATE


          This Guarantor's Certificate of CFP HOLDINGS, INC., a California corporation ("GUARANTOR"), is being delivered to CFP ASSOCIATES, a Kentucky partnership ("LANDLORD"), in connection with a certain First Lease Amendment, dated of even date herewith (the "AMENDMENT"), by and between Landlord and Lessee, and this Guarantor's Certificate updates and supplements that certain Guarantor's Certificate dated as of September 30, 1994 (the "ORIGINAL GUARANTOR'S CERTIFICATE"), given by Guarantor to Landlord in connection with the execution of the Lease.

     A.   GUARANTOR'S REPRESENTATIONS.

          Guarantor hereby represents and warrants to Landlord, its successors and assigns that the representations and warranties of Guarantor contained in Paragraph A the Original Guarantor's Certificate are true and correct as of the date hereof with respect to the Guarantor.

     B.   INDEMNITY.

          Guarantor shall pay, protect, defend, indemnify and hold harmless Landlord, its successors and assigns, from and against any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever howsoever caused should any representation or warranty set forth herein prove to have been untrue or inaccurate when made or arising from any breach by Guarantor of any representation or warranty set forth herein.

     C.   SUCCESSORS AND ASSIGNS; SURVIVAL OF REPRESENTATIONS.

          This Guarantor's Certificate shall be binding upon Guarantor and each of its successors and assigns. The representations, warranties, covenants and indemnifications made by Lessee in this Guarantor's Certificate shall survive the closing of the transaction contemplated by the Amendment.

     D.   EFFECT OF KNOWLEDGE LIMITATION.

          The fact that the representations of Guarantor set forth in this Guarantor's Certificate may be limited to the best of Guarantor's knowledge shall not be deemed to modify or alter any provision of the Lease requiring Guarantor to indemnify Landlord.

          WITNESS the due execution hereof this ____ day of _________, 1996.


ATTEST:                                      CFP HOLDINGS, INC., a
                                             California corporation



By:                                          By:
   ------------------------                     -------------------------

Title:                                       Title:
      ---------------------                        ----------------------

                                                                       EXHIBIT J


                 FIRST AMENDMENT TO GUARANTY AND SURETYSHIP AGREEMENT


     THIS FIRST AMENDMENT TO GUARANTY AND SURETYSHIP AGREEMENT (this
"AMENDMENT") is made as of ________   , 1996, by CFP HOLDINGS, INC., a Delaware
corporation ("GUARANTOR") having its principal offices at 1117 West Olympic Boulevard, Montebello, California 90640, to CFP ASSOCIATES, a Kentucky partnership (herein, together with its successors and assigns, called "LANDLORD") having an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Center, Second Floor, New York, New York 10020.

                                 W I T N E S S E T H:

     WHEREAS, Landlord owns certain real property (the "LAND") together with certain improvements to be constructed thereon (the "IMPROVEMENTS") and certain equipment (the "EQUIPMENT") to be installed therein located in Owingsville, Kentucky and has leased the Land and the Improvements and the Equipment (collectively, the "LEASED PREMISES") to Custom Food Products, Inc., a California corporation ("TENANT"), by a certain Lease Agreement dated as of September 30, 1994, as amended by a certain letter agreement also dated as of September 30, 1994 (collectively, the "ORIGINAL LEASE"); and

     WHEREAS, Tenant is a wholly-owned subsidiary of Guarantor; and

     WHEREAS, as a material inducement to Landlord to enter into the Original Lease, Guarantor executed and delivered a certain Guaranty and Suretyship Agreement dated as of September 30, 1994 (the "GUARANTY"); and

     WHEREAS, Tenant has expanded the Improvements by constructing on the Land and on the Additional Land (as hereinafter defined) an addition containing approximately 10,380 square feet (the "EXPANSION") and, subject to the terms and conditions of a certain Agreement to Purchase and Lease Real Estate dated as of
________   , 1996 (the "PURCHASE AGREEMENT") by and between Landlord and Tenant,
Landlord has agreed to purchase certain real property ("ADDITIONAL LAND") more particularly described on EXHIBIT "A" to the Purchase Agreement adjacent to the Property and the Expansion from Custom and to lease the Additional Land and the Expansion to Custom pursuant to a certain First Lease Amendment of even date herewith (the "LEASE AMENDMENT") by and between Landlord and Tenant; and

     WHEREAS, the execution and delivery of this Amendment by Guarantor is a material inducement to Landlord to consummate the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery of the Lease Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, covenants and agrees with Landlord as follows:

     (1) CONSENT; ACKNOWLEDGMENT. Guarantor hereby consents to the transactions contemplated by the Purchase Agreement and the Lease Amendment, and acknowledges receipt of fully executed counterparts of the Purchase Agreement and the Lease Amendment, together with all exhibits and schedules thereto.

     (2) AMENDMENT. From and after the date hereof, all references in the Guaranty to the "Lease" shall collectively mean the Original Lease, as modified, supplemented and amended by the Lease Amendment. From and after the date hereof, all references in the Guaranty to the "Certificate" shall collectively mean the Lessee's Certificate dated as of September 30, 1994, together with the Lessee's Certificate of even date herewith, in each case given by Tenant to Landlord.

     (3) RATIFICATION. As Amended hereby, the Guaranty is hereby ratified and confirmed in all respects.

     (4) GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Kentucky.

     IN WITNESS WHEREOF, Guarantor has caused this Amendment to be executed and their corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized.

ATTEST:                                      CFP HOLDINGS, INC.


By:                                          By:
   ----------------------------                 ---------------------------

Title:                                       Title:
      -------------------------                    ------------------------

(Corporate Seal)

                                                                       EXHIBIT K


                    CONSENT AND AMENDMENT NO. 1 TO LOAN AGREEMENT


     CONSENT AND AMENDMENT dated as of July 11, 1996 between CFP Associates (the "Borrower") and NationsCredit Commercial Corporation (formerly known as Greyrock Capital Group Inc.) (the "Lender").

                                 W I T N E S S E T H:

     WHEREAS, the parties hereto have heretofore entered into a Loan Agreement dated as of September 30, 1994 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to provide for amendments to certain Lease Documents in connection with an expansion of Tenant's food processing facilities located in Owingsville, Kentucky and to make certain other mutually acceptable changes.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement (including the amendments to the defined terms and additional defined terms set forth in Section 2 hereof). Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     SECTION 2. AMENDMENT OF SECTION 1.1 OF THE AGREEMENT. Section 1.1 of the Agreement is amended as follows:

          (a) The definition of "Custom Lease" appearing in Section 1.1 of the Agreement is hereby amended to read as follows:

          "Custom Lease" shall mean the Lease Agreement dated as of the date hereof between Tenant and Borrower as amended by the letter agreement of even date herewith and the First Lease Amendment dated June 14, 1996, but effective as of July 11, 1996 and as further amended from time to time with the consent of the Lender.

          (b)  The definition of "Existing Custom Credit Agreement" appearing in
     Section 1.1 of the Agreement is hereby amended to read as follows:

          "Existing Custom Credit Agreement" shall mean the Credit Agreement dated as of March 31, 1993 among Tenant, Parent, the Lenders listed therein and NationsCredit Commercial Corporation (as successor to US West Financial Services, Inc.), as Agent, as amended and in effect from time to time.

          (c) The definition of "Lease Documents" appearing in Section 1.1 of the Agreement is amended by adding the words "and the Expansion Lease Documents" at the end thereof.

          (d) Section 1.1 of the Agreement is amended by adding the following new definitions to appear therein in alphabetical order:

          "Parent Guaranty" shall mean the Guaranty and Suretyship Agreement dated as of September 30, 1994, given by Parent for the benefit of the Borrower, as amended by a certain First Amendment to Guaranty and Suretyship Agreement dated as of July 11, 1996 (the "GUARANTY AMENDMENT").

          "Expansion Lease Documents" means (i) the Agreement to Purchase and Lease Real Estate dated as of July 11, 1996 between the Borrower and the Tenant (the "Expansion Agreement"), (ii) the First Lease Amendment dated as of June 14, 1996, but effective as of July 11, 1996, between Borrower and Tenant and (iii) the Lessee's Certificate, the Amended and Restated Memorandum of Lease and the Guarantor's Certificate, each as executed and delivered pursuant to the Expansion Agreement.

          SECTION 3. SECURITY INTEREST IN LETTER OF CREDIT. The Borrower's interest in all letters of credit issued to secure the Tenant's obligations pursuant to Section 38 of the Lease and all amounts paid thereunder and all proceeds thereof constitute collateral subject to the Lien of the Mortgage and, in furtherance thereof, the Borrower hereby grants a security interest therein to the Lender and agrees that all such letters of credit (including all letters of credit issued in substitution for or exchange of letters of credit previously delivered) shall be delivered to the Lender in pledge to be held as collateral. If any letter of credit in the Lender's possession would by its terms expire undrawn, the Lender shall, prior to the last date on which a drawing is permitted thereunder, either draw on such letter of credit or return such letter of credit to the Borrower for drawing, whereupon the amount paid under the letter of credit in respect of such drawing shall be deposited with the Lender to be held as collateral for the obligations of the Borrower under the Loan Documents pursuant to arrangements satisfactory to the Lender.

          SECTION 4. CONSENT. The Lender hereby consents to the execution, delivery and performance by the parties thereto in accordance with the terms thereof of the Expansion Lease Documents for purposes of the Loan Documents, the Lease Documents and the

Existing Custom Credit Agreement.

          SECTION 5. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Consent and Amendment No. 1 is subject to the satisfaction of the following conditions:

          (a) The following documents, in form and substance satisfactory to Lender in its sole good faith discretion, shall have been duly executed and delivered:

           (i) This Consent and Amendment No. 1;

          (ii) An amendment to the Existing Custom Credit Agreement providing for waivers required to permit the transactions contemplated by the Expansion Lease
                 Documents and the issuance of the letter of credit required by Expansion Lease Documents;

          (iii)  the Expansion Lease Documents;

           (iv) an amendment to the Mortgage in form and substance satisfactory to the Lender extending the Lien of the Mortgage to cover the property to be sold by the Tenant to the Borrower as contemplated by the Expansion Lease Documents;

            (v) each of the title policies (or endorsements thereof), surveys, deeds, certificates and other documents, instruments and agreements to be delivered in satisfaction of the conditions to closing set forth in Sections 4 and 5 of the Expansion Agreement; and

           (vi)  the original letter of credit issued pursuant to
                 Section 38 of the Lease (as amended by Amendment No. 1 to the Lease) together with an undated instrument of transfer duly executed in blank by the Borrower.

     (b) Lender shall have received true, correct and complete executed copies of resolutions in form and substance satisfactory to Lender from the board of directors of each of the Tenant, Parent and each general partner of the Borrower evidencing approval of and authorization to execute the appropriate this Consent and Amendment No. 1 and the Expansion Lease Documents (collectively, the "Amendment Documents") and the consummation of the transactions contemplated hereby and thereby, and indicating the officers of each such corporation who are authorized to sign the Amendment Documents.

     (c) The receipt by the Lender of a certificate signed by duly authorized officers of the Borrower dated the date hereof, to the effect that: (i) the representations and warranties contained in the Loan Agreement are true and correct on and as of such date as though made on and as of such date; (ii) no Default has occurred and is continuing or would result from the execution, delivery and performance by the parties thereto of the Amendment Documents; and (iii) all of the conditions to closing set forth in the Amendment Documents have been satisfied without waiver (except with the prior consent of the Lender).

     (d) The receipt by the Lender of such other documents as it may reasonably request relating to the existence of the Borrower, the Tenant, the Parent or the partners of the Borrower, the corporate or other authority for and validity of the Amendment Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Lender in its sole good faith discretion.

     (e) The fact that this Consent and Amendment No. 1 shall have become effective on or prior to July 31, 1996.

     SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

     (a) It has the legal power and authority to execute and deliver the Amendment Documents, to amend the Loan Agreement as provided therein and to perform its obligations under the Loan Agreement and under each of the other Loan Documents to which it is a party.

     (b) The execution and delivery of the Amendment Documents and the amendment of the Loan Agreement as provided therein (i) have been duly authorized by all requisite partnership and, if required, partner action and
(ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of its partnership agreement or the constitutive documents or by-laws of any partner, (2) any material provisions of any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice of lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Liens (other than the Liens under the Mortgage) upon any property or assets of the Borrower.

     (c) Each Amendment Document, the Loan Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered by and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be
(i) limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application from time to time affecting the rights of creditors and secured parties and (ii) subject to general principles of equity.

     (d) No action, consent or approval of, registration or filing with, or any other action by any governmental authority is or will be required in connection with the execution, delivery and performance of the Amendment Documents.

     (e) No Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document, as in effect immediately prior to and after the effectiveness of the Amendment Documents.

     SECTION 7. NO OTHER WAIVERS. Other than as specifically provided therein, the Amendment Documents shall not operate as a waiver of any right, remedy, power or privilege of the Lenders under the Loan Agreement or of any other term or condition of the Loan Documents and no failure or delay by the Lenders in exercising any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     SECTION 8. GOVERNING LAW. THIS CONSENT AND AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9. COUNTERPARTS; EFFECTIVENESS. This Consent and Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent and Amendment No. 1 shall become effective as of the date hereof when all of the conditions set forth in Section 5 shall have been satisfied or waived with the consent of all Lenders.

NATIONSCREDIT COMMERCIAL                     CFP ASSOCIATES, a Kentucky
CORPORATION                                  partnership

                                             By CFP (MD) QRS 11-30, Inc., a
                                             Maryland corporation, general
By:                                          partner
   ----------------------

Title:                                         By:
      -------------------                       ---------------------------

                                               Title:
                                                     ----------------------

                                             By CFP (MD) QRS 11-33, Inc., a
                                             Maryland corporation, general
                                             partner

                                               By:
                                                  -------------------------

                                               Title:
                                                     ----------------------